                                 EXHIBIT 10.2





                          TWEEDY, BROWNE COMPANY LLC

                      LIMITED LIABILITY COMPANY AGREEMENT

                               October 9, 1997

                          TWEEDY, BROWNE COMPANY LLC
                      LIMITED LIABILITY COMPANY AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS ......................................................1
      Section 1.1  Definitions................................................1

ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS ............................15
      Section 2.1  Conversion; Continuation..................................15
      Section 2.2  Name......................................................16
      Section 2.3  Term......................................................16
      Section 2.4  Registered Agent and Registered Office....................16
      Section 2.5  Principal Place of Business...............................16
      Section 2.6  Qualification in Other Jurisdictions......................16
      Section 2.7  Purposes and Powers.......................................17
      Section 2.8  Title to Property.........................................18

ARTICLE III - MANAGEMENT OF THE LLC .........................................18
      Section 3.1  Manager Member............................................18
      Section 3.2  Management Board; Non-Manager Members.....................23
      Section 3.3  Officers..................................................25
      Section 3.4  Employees of the LLC......................................25
      Section 3.5  Operation of the Business of the LLC......................26
      Section 3.6  Compensation and Expenses of the Members..................27
      Section 3.7  Non-Manager Members and Non-Solicitation Agreements.......28
      Section 3.8  Non-Solicitation and Non-Disclosure by
                   Non-Manager Members.......................................28
      Section 3.9  Remedies Upon Breach......................................31
      Section 3.10 No Employment Obligation..................................31
      Section 3.11 Funding Obligation........................................31
      Section 3.12 Miscellaneous.............................................32
      Section 3.13 Members...................................................33

ARTICLE IV - CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS ...................33
      Section 4.1  Capital Accounts..........................................33
      Section 4.2  Allocations...............................................34
      Section 4.3  Capital Contribution for Offshore Shortfalls..............37
      Section 4.4  Distributions.............................................38
      Section 4.5  Distributions Upon Dissolution; Establishment of a
                   Reserve Upon Dissolution..................................41
      Section 4.6 Proceeds from Capital Contributions and the Sale of Securities; Insurance Proceeds; Certain Special Allocations
                   and  Distributions........................................42
      Section 4.7  Federal Tax Allocations...................................44


                                     (i)

                                                                          Page

ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER MEMBERS;
      RESIGNATION, REDEMPTION AND WITHDRAWAL BY NON-MANAGER
      MEMBERS; ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS..................44
      Section 5.1 Assignability of LLC Interests............................44
      Section 5.2 Substitute Non-Manager Members............................45
      Section 5.3 Allocation of Distributions Between Transferor and
                  Transferee;  Successor to Capital Accounts................46
      Section 5.4 Resignation, Redemptions and Withdrawals..................47
      Section 5.5 Issuance of Additional LLC Interests......................47
      Section 5.6 Additional Requirements...................................48
      Section 5.7 Transition Planning with Respect to Certain Clients.......48
      Section 5.8 Representation of Members.................................49

ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE MANAGER MEMBER;
      REDEMPTION, REMOVAL AND WITHDRAWAL....................................50
      Section 6.1 Assignability of Interest.................................50
      Section 6.2 Resignation, Redemption, and Withdrawal...................51

ARTICLE VII - PUTS AND CALLS  OF LLC INTERESTS..............................52
      Section 7.1 Puts......................................................52
      Section 7.2 Calls.....................................................54
      Section 7.3 Repurchase Upon Termination of Employment or Transfer
                  by Operation of Law.......................................55
      Section 7.4 Election Rights of Manager Member to Pay in
                  Shares of AMG Stock.......................................58
      Section 7.5 Class B Puts; Increase in Free Cash Flow Percentage.......59

ARTICLE VIII - DISSOLUTION AND TERMINATION..................................62
      Section 8.1 No Dissolution............................................62
      Section 8.2 Events of Dissolution.....................................62
      Section 8.3 Notice of Dissolution.....................................62
      Section 8.4 Liquidation...............................................62
      Section 8.5 Termination...............................................63
      Section 8.6 Claims of the Members.....................................63

ARTICLE IX - RECORDS AND REPORTS............................................63
      Section 9.1 Books and Records.........................................63
      Section 9.2 Accounting................................................63
      Section 9.3 Financial and Compliance Reports..........................63
      Section 9.4 Meetings..................................................65
      Section 9.5 Tax Matters...............................................65

ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION......................66
      Section 10.1 Liability................................................66

                                     (ii)

                                                                          Page

      Section 10.2 Exculpation...............................................66
      Section 10.3 Fiduciary Duty............................................66
      Section 10.4 Indemnification...........................................67
      Section 10.5 Notice; Opportunity to Defend and Expenses................67
      Section 10.6 Miscellaneous.............................................68

ARTICLE XI - MISCELLANEOUS...................................................69
      Section 11.1 Notices...................................................69
      Section 11.2 Successors and Assigns....................................69
      Section 11.3 Amendments................................................69
      Section 11.4 No Partition..............................................70
      Section 11.5 No Waiver; Cumulative Remedies............................70
      Section 11.6 Dispute Resolution........................................70
      Section 11.7 Prior Agreements Superseded; Certain Agreements
                   Incorporated Herein.......................................70
      Section 11.8 Captions..................................................71
      Section 11.9 Counterparts..............................................71
      Section 11.10 Applicable Law; Jurisdiction.............................71
      Section 11.11 Interpretation...........................................71
      Section 11.12 Severability.............................................71
      Section 11.13 Creditors................................................71


EXHIBITS

Exhibit A   -     Incentive Program of Tweedy, Browne Company LLC

Exhibit B   -     Form of Non-Solicitation/Non-Disclosure Agreement for
                  Non-Manager Members

Exhibit C   -     Form of Promissory Note for Repurchases

SCHEDULES

Schedule A  -     LLC Interests and Capital Accounts

Schedule B  -     Initial Management Board Members

Schedule C  -     Model Repurchase Calculation

                                    (iii)

                          TWEEDY, BROWNE COMPANY LLC

                      LIMITED LIABILITY COMPANY AGREEMENT

                     ------------------------------------


      This Limited Liability Company Agreement of Tweedy, Browne Company LLC (the "LLC") is made and entered into as of October 9, 1997 (the "Effective Date"), by and among the Persons identified as the Manager Member and the Non-Manager Members on Schedule A attached hereto as Members of the LLC, and the Persons who become Members of the LLC in accordance with the provisions hereof.

      WHEREAS, the Original Principals and Clark were the sole partners of Tweedy, Browne Company L.P., a Delaware limited partnership (the "Predecessor"), immediately prior to the Effective Date;

      WHEREAS, the Original Principals and Clark have converted the Predecessor into a Delaware limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (as it may be amended from time to time and any successor to such act, the "Act") and, in connection therewith, filed a Certificate of Conversion and a Certificate of Formation of the LLC with the Office of the Secretary of State of the State of Delaware as of the Effective Date;

      WHEREAS, the Original Principals and Clark desire to sell a majority of their interests in the LLC to AMG/TBC Holdings, Inc., a Delaware corporation ("Holdings"), and wholly-owned subsidiary of Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), and the Original Principals desire to sell a portion of their remaining interests to Shrager and Wyckoff; and

      WHEREAS, the Original Principals, Clark, Shrager, Wyckoff and Holdings desire to continue the business of the Predecessor as a limited liability company under the Act from and after the Effective Date, with Holdings designated as the Manager Member and, in connection therewith, to enter into this Agreement, which has heretofore been approved by the Predecessor, to set forth their relative rights and obligations.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:


                           ARTICLE I - DEFINITIONS.

      SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "1940 Act" shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

      "Act" shall have the meaning set forth in the preamble of this Agreement.

      "Additional Non-Manager Members" shall have the meaning specified in
Section 5.5 hereof.

      "Advisers Act" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

      "Affiliate" shall mean, with respect to any Person (herein the "first party"), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power (a) to vote or dispose of, or direct the voting or disposition of, fifty percent (50%) or more of the outstanding voting securities of such Person or (b) otherwise to direct the management or policies of such Person by contract or otherwise.

      "Agreement" shall mean this Limited Liability Company Agreement, as it may be amended, supplemented or restated from time to time.

      "AMG" shall have the meaning set forth in the preamble of this Agreement.

      "AMG Stock" shall have the meaning specified in Section 7.4(a) hereof.

      "AMG's Average Stock Price" shall have the meaning specified in Section 7.4(c)(i) hereof.

      "Asserted Liability" shall have the meaning specified in Section 10.5(a) hereof.

      "Board Vote" shall have the meaning specified in Section 3.2(c) hereof.

      "Brokerage Services" shall mean any services that either involve the negotiation of contracts for, and the execution of, the purchase and sale of securities or otherwise relate to the securities brokerage business.

      "Call" shall have the meaning specified in Section 7.2(a) hereof.

      "Capital Account" shall mean the capital account maintained by the LLC for each Member in accordance with the capital accounting rules described in Section
4.2 hereof.

      "Capital Contribution" shall mean, as to each Member, the aggregate amount of cash and the Fair Market Value of any property contributed to the capital of the LLC by such Member (or any prior holders of the Capital Account of such Member) pursuant to Section 2.1(c) or Section 4.3 hereof or in connection with the issuance of additional LLC Interests or otherwise.

      "Carry" shall mean, with respect to Manager Shares issued by an Offshore Fund to an Offshore Related Partnership at any time, the rate applicable to the Performance Increment under the organizational documents of such Offshore Fund.

      "Certificate" shall mean the Certificate of Formation of the LLC required under the Act, as such Certificate may be amended and/or restated from time to time.

      "Claims Notice" shall have the meaning specified in Section 10.5(a) hereof.

      "Clark" shall mean James M. Clark, Jr.

      "Class B Interest" shall mean, as of a measurement date, (i) an amount equal to two-thirds (2/3) of the Class B Profit of the LLC in the fiscal year ended on, or most recently prior to, the measurement date, if, in each of the two (2) fiscal years of the LLC ended on, or most recently prior to the measurement date, the LLC had Class B Profit, or (ii) zero (0) as of that measurement date, if, in either of such two fiscal years, the LLC did not have Class B Profit.

      "Class B Notice" shall have the meaning specified in Section 7.5(c) hereof.

      "Class B Notice Deadline" shall have the meaning specified in Section 7.5(c) hereof.

      "Class B Payment" shall have the meaning specified in Section 7.5(d) hereof.

      "Class B Points" shall mean the Class B Points (or fraction thereof) authorized by the LLC pursuant hereto, entitling the holders thereof to the relative rights, title and interests in the LLC at any particular time as are set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as provided in this Agreement. The Class B Points do not entitle the holders thereof to any right to vote on any matter concerning the LLC whatsoever. With respect to a Member as of any date, "Class B Points" shall mean the number of Class B Points held by such Member as of such date as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date.

      "Class B Profit" shall mean, for any period, the amount, if any, by which Revenues From Operations for such period exceed the sum of (a) the Free Cash Flow for such period, (b) operating expenses of the LLC incurred during or relating to such period consistent with the then past practices of the LLC, not including salaries, bonuses or other compensation paid or payable other than out of Free Cash Flow to the Non-Manager Members in respect of such period or other distributions made or makeable to the Non-Manager Members other than out of Free Cash Flow in respect of such period and (c) ten million dollars ($10,000,000).

      "Class B Put" shall have the meaning specified in Section 7.5(a) hereof.

      "Class B Put Date" shall have the meaning specified in Section 7.5(a) hereof.

      "Class B Value" shall have the meaning specified in Section 7.5(b) hereof.

      "Client" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rule that with respect to each Client, the term shall also include (i) any Persons which are known to a Non-Manager Member to be Affiliates of such Client, (ii) Persons who are members of the Immediate Family of such Client or any of its Affiliates or (iii) with respect to the LLC, investors in each of the Private Funds and the Offshore Funds (sponsored or marketed by the LLC, by any Controlled Affiliate of the LLC or (directly or indirectly) by any Non-Manager Member).

      "Code" or "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor code thereto. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the Effective Date, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

      "Controlled Affiliate" shall mean, with respect to a Person, any Affiliate of such Person under its "control," as the term "control" is defined in the definition of Affiliate, but shall include, with respect to the LLC, any of the Mutual Funds, the Offshore Funds and the Private Funds that are managed or advised by the LLC as of the date of such determination.

      "Covered Person" shall mean a Member, any Affiliate of a Member, any officer, director, shareholder, partner, employee or member of a Member or any of its Affiliates, or any Officer.

      "Date of Default" shall have the meaning specified in Section 4.3(c) hereof.

      "Defaulting Member" shall have the meaning specified in Section 4.3(c) hereof.

      "Due Date" shall have the meaning specified in Section 4.3(a) hereof.

      "Effective Date" shall have the meaning specified in the preamble of this Agreement.

      "Employment Agreement" shall have the meaning ascribed thereto in the Purchase Agreement.

      "Encumbrances" shall mean any restrictions, liens, claims, charges, pledges or encumbrances of any kind or nature whatsoever.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Fair Market Value" shall mean the fair market value as agreed upon by the Manager Member (or, for purposes of Section 4.5 hereof, if there shall be no Manager Member, the Liquidating Trustee) and the Management Board or, in the absence of such agreement, as determined by an appraiser selected by the Manager Member (or, for purposes of Section 4.5 hereof, if there shall be no Manager Member, the Liquidating Trustee) with the prior consent of the Management Board, which consent will not be unreasonably withheld.

      "For Cause" shall mean, with respect to the termination of a Non-Manager Member's employment with the LLC, any of the following:

                  (a) The Non-Manager Member has engaged in any criminal act which is or involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft or any other crime involving dishonesty or other serious felony offense and has been convicted (whether or not subject to appeal) or pled nolo contendere (or any similar plea) to any criminal offense in connection with or relating to such act;

                  (b) The Management Board and the Manager Member, acting in good faith and in consultation with each other, have determined that the Non-Manager Member has persistently and willfully neglected his duties and such neglect has continued for a period of not less than thirty (30) days following written notice from the Manager Member or the Management Board specifying the nature of the Non-Manager Member's neglect; or

                  (c) The Non-Manager Member has (i) violated or breached any material provision of his Employment Agreement or Non-Solicitation Agreement or (ii) engaged in any of the activities prohibited by Section
      3.8 hereof and, in each case, the Management Board or the Manager Member has determined that harm that is not immaterial or insignificant has or is likely to occur to the LLC, the Manager Member or AMG as a result of such violation, breach or activity.

      "Free Cash Flow" shall mean, for any period (a) the Free Cash Flow Percentage multiplied by Revenues From Operations of the LLC for such period, minus (b) the Free Cash Flow Expenditures for such period.

      "Free Cash Flow Expenditure" shall have the meaning specified in Section 3.5(a) hereof.

      "Free Cash Flow Percentage" shall initially mean the percentage determined pursuant to Section 1.2(a) of the Purchase Agreement, as adjusted, if applicable, pursuant to Sections 1.2(b) through 1.2(g) of the Purchase Agreement, subject to increase as set forth in Section 7.5 hereof.

      "GCT" shall have the meaning specified in Section 4.6(g) hereof.

      "Global Intrinsic Value Fund" shall mean Global Intrinsic Value Fund Limited, an open-end investment company incorporated in Bermuda as a mutual fund with limited liability, and any successor entities thereto.

      "Governmental Authority" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

      "Holdings" shall have the meaning set forth in the preamble of this Agreement.

      "Immediate Family" shall mean, with respect to any individual, such individual's spouse, former spouse, parents, grandparents, children, grandchildren, siblings (and estates, trusts, partnerships and other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individual).

      "Incentive Program" shall mean the Tweedy, Browne Company LLC Incentive Program in the form attached hereto as Exhibit A.

      "Income Tax Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Indebtedness" shall mean, with respect to a Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any financing leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, (f) all liabilities secured by any Lien on any property owned by such Persons even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations.

      "Independent Public Accountants" shall mean any independent certified public accountant satisfactory to the Manager Member and retained by the LLC.

      "Ineligible Manager" shall have the meaning specified in Section 6.2(b) hereof.

      "Intellectual Property" shall have the meaning specified in Section 3.8(d) hereof.

      "Investment Management Services" shall mean any services that involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), in each case, for compensation other than out-of-pocket expenses and good faith director's or trustee's fees.

      "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

(including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

      "Liquidating Trustee" shall have the meaning specified in Section 8.4 hereof.

      "LLC" shall have the meaning set forth in the preamble of this Agreement.

      "LLC Interests" shall mean the units representing the outstanding limited liability company interests (as defined in the Act) of the Members in the LLC, including, without limitation, such Member's LLC Points, Reserved Points, Class B Points, Capital Account, voting rights and any other rights, benefits and obligations of such Member under this Agreement and the Act.

      "LLC Points" shall mean the LLC Points authorized by the LLC pursuant hereto, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the LLC at any particular time as are set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as provided in this Agreement (including, without limitation, certain limited voting rights as set forth herein), but specifically excluding the Class B Points and (for all purposes other than the definition of Reserved Points) Reserved Points authorized hereunder. With respect to a Member as of any date "LLC Points" shall mean the aggregate number of LLC Points belonging to such Member as set forth on Schedule A hereto under the column headed "LLC Points," as amended from time to time in accordance with the terms hereof, and as in effect on such date.

      "LLC Repurchase" shall have the meaning specified in Section 7.3(a) hereof.

      "Management Board" shall have the meaning specified in Section 3.2(a).

      "Manager Member" shall mean Holdings, and any Person who becomes a successor Manager Member as provided herein.

      "Manager Member Excess Loss Allocations" shall mean, as of any measurement date (including, without limitation, a Put/Call Measurement Date or a termination of employment), any amount by which the cumulative amount of items of LLC loss and deduction allocated to the Manager Member pursuant to Sections 4.2(b)(ii), 4.2(b)(iii) and 4.2(d), hereof exceed the cumulative amount of items of LLC income and gain allocated to the Manager Member pursuant to Sections 4.2(a)(ii) and 4.2(c)(i) hereof, in each case, calculated through the date that is one (1) year prior to the last day of the calendar quarter in which the measurement date occurs.

      "Manager Shares" shall mean the Manager's Shares (as defined in the respective organizational documents) of each of the Offshore Funds held, as of the date of this Agreement, by the Offshore Related Partnerships.

      "Member" shall mean any Person admitted to the LLC as a "member" within the meaning of the Act, which includes the Manager Member and the Non-Manager Members (excluding, for this purpose, Transferees until admitted as Members pursuant to the provisions hereof), unless otherwise indicated, and includes any Person admitted as an Additional Non-Manager Member or a substitute Non-Manager Member pursuant to the provisions of this Agreement, in such Person's capacity as a Member of the LLC, unless otherwise indicated. For purposes of the Act, the Members shall constitute one (1) class or group of members.

      "Mutual Funds" shall mean Tweedy, Browne Global Value Fund and the Tweedy, Browne American Value Fund, each a series of TBF, and any additional series of TBF or any other investment company registered with the SEC as such established after the Effective Date and any successor entities thereto.

      "Non-Manager Member" shall mean any Person who is or becomes a Non-Manager Member pursuant to the terms hereof (and, other than for purposes of Article III hereof and any other provision hereof permitting or requiring any action, consent or approval by a Non-Manager Member, it being understood that the rights under such provisions shall always be exercised solely by such Non-Manager Member and not by any Transferee), their respective Transferees, if any, under
Section 5.1(b) or Section 5.1(c) or, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), their respective Transferees under Section 5.1(a), unless otherwise indicated.

      "Non-Solicitation Agreement" shall have the meaning set forth in Section
3.8 hereof.

      "Notice Deadline" shall have the meaning specified in Section 7.1(d) hereof.

      "Notices" shall have the meaning specified in Section 11.1 hereof.

      "Officers" shall have the meaning specified in Section 3.3 hereof.

      "Offshore Adjustment" shall mean, with respect to each Offshore Fund and for any period not greater than one fiscal year of such Offshore Fund, (a) the sum of (i) the net assets in such Offshore Fund on each date as of which the net assets are determined multiplied by (ii) the Offshore Fund Fee Rate in effect for such Offshore Fund as of each such date during such period as of which the net assets are determined, divided by (b) the number of times during such period the net assets of such fund are determined, multiplied by (c) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365 or 366, as the case may be.

      "Offshore Deemed Revenues" shall mean for each Offshore Fund with respect to each applicable period, the amount of any Performance Increment for such period.

      "Offshore Fund Fee Rate" shall initially mean, for each Offshore Fund (including, without limitation, the Global Intrinsic Value Fund), one and one-half percent (1.5%), in each case, subject to adjustment as follows:

            (a) On each date on which the Relevant Percentage for such Offshore Fund increases, the Offshore Fund Fee Rate for that Offshore Fund shall be decreased by an amount equal to the product of (i) the original Offshore Fund Fee Rate (as adjusted pursuant to clause (b) below) and (ii) the difference between the Relevant Percentage in effect immediately after such increase and the Relevant Percentage in effect immediately before such increase.

            (b) On each date on which the Carry for such Offshore Fund increases or decreases, in each case, pursuant to the organizational documents of such Offshore Fund, (i) the Offshore Fund Fee Rate then in effect shall be proportionately adjusted and (ii) the original Offshore Fund Fee Rate for that Offshore Fund shall be proportionately adjusted, including for purposes of any subsequent calculations required by paragraph (a) above.

            (c) The Management Board may give the LLC and the Manager Member an irrevocable written notice that the Non-Manager Members who are partners in the Offshore Related Partnerships wish to terminate the Offshore Adjustment and related calculations. Effective for all periods after the first calendar quarter end that is at least twenty-four (24) months after the date of such notice (or on such earlier or later date as is agreed to by the Management Board and the Manager Member), and conditioned upon the Relevant Percentage being one hundred percent (100%) on and after such effective date and upon the corresponding increase in the Performance Fee to the LLC under the provisions of the applicable related Offshore Management Agreement, the Offshore Fund Fee Rate for each of the Offshore Funds shall be reduced to zero (0) (i.e. the LLC shall receive the amount of the actual Performance Increment in lieu of the Offshore Fund Fee Rate).

      "Offshore Funds" shall mean (a) each Value Sub-Fund, (b) the Global Intrinsic Value Fund and (c) any other investment fund organized outside the U.S. which the Manager Member and the Management Board agree to treat as an Offshore Fund, and any successor entities thereto, in each case so long as the LLC or any Controlled Affiliate thereof is providing Investment Management Services to such investment fund. Whenever a provision of this Agreement refers to assets in an Offshore Fund, that reference shall not be deemed to include assets in an Offshore Fund which are managed without any compensation therefor.

      "Offshore Management Agreement" shall mean , with respect to the Value Sub-Funds, the Investment Management Agreement, dated as of October 31, 1996, between Tweedy, Browne Value Funds and the Predecessor, as amended and restated (as contemplated by Section 5.7 hereof) by the Amended and Restated Investment Management Agreement, dated as of October __, 1997, between Tweedy, Browne Value Funds and the LLC, and with respect to the Global Intrinsic Value Fund, the Amended and Restated Investment Management Agreement, dated as of April 1, 1994, between Global Intrinsic Value Fund and the Predecessor, to be, as amended as contemplated by Section 5.7 hereof, and in each case, any successor agreements thereto.

      "Offshore Related Partnerships" shall mean Alpine Partners, L.P., Belgravia Partners, L.P., Genpar Partners II, L.P., Tweeco Partners, L.P. and 52 Associates, L.P., each a Delaware limited partnership, and any successors thereto or other entities which are entitled to receive Performance Increments with respect to their Manger Shares in one or more Offshore Funds and in which one or more of the Non-Manager Members or the Immediate Family of any of them have an interest.

      "Offshore Shortfall" shall mean the amount, if any, by which (a) the sum of the items of LLC loss and deduction for such quarter to be allocated under
Section 4.2(b) exceeds (b) the sum of the items of LLC income and gain for such quarter to be allocated under Section 4.2(a)(v), together with items of LLC income earned and collected in prior quarters that was reserved for use in paying operating expenses of the LLC, and was so used in such quarter, up to an aggregate maximum amount for any quarter of the sum of (x) the amount of LLC income and gain allocated to the Manager Member under clause (B) of Section 4.2(a)(i) for such quarter and (y) the amount of LLC income and gain allocated to the Non-Manager Members under clause (B) of Section 4.2(a)(iii) for such quarter.

      "Operating Cash Flow" shall mean, for any period, an amount equal to (a) Revenues From Operations of the LLC for such period, minus (b) Free Cash Flow for such period.

      "Operating Shortfall" shall mean, as of any measurement date (including, without limitation, a Put/Call Measurement Date or a termination of employment), the amount, if any, by which the actual operating expenses of the LLC exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash
Flow) during the twelve (12) months ending on the last day of the calendar quarter in which the measurement date occurs.

      "Original Principals" shall mean each of Messrs. Christopher H. Browne, William H. Browne and John D. Spears (and, other than for purposes of Article III hereof and any other provision hereof permitting or requiring any action, consent or approval by a Non-Manager Member, it being understood that the rights under such provisions shall always be exercised solely by such Non-Manager Member and not by any Transferee), their respective Transferees, if any, under
Section 5.1(b) or Section 5.1(c) or, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), their respective Transferees under Section 5.1(a)).

      "Past Client" shall mean at any particular time, any Person who at any point prior to such time had been an investment advisory client of, or recipient of Investment Management Services or Brokerage Services from, the LLC (including, without limitation, the Predecessor) or any of its Controlled Affiliates but at such time is not an advisee or investment advisory client of, or recipient of Investment Management Services or Brokerage Services from, the LLC or any of its Controlled Affiliates.

      "Performance Fee" shall mean, for each Offshore Fund with respect to each applicable period, the "Performance Fee" as defined in, and payable to the LLC as Investment Manager pursuant to, the respective Offshore Management Agreement.

      "Performance Increment" shall mean, with respect to Manager Shares issued by an Offshore Fund to an Offshore Related Partnership with respect to each applicable period, the Performance Increment or similar performance fee or profit allocation (as defined in the organizational documents of such Offshore
Fund) that has been definitively calculated and booked by such Offshore Fund during such period (after giving effect to the reduction for the Selling Commission (as defined in the organizational documents of such Offshore Fund) or similar solicitation or brokerage fees and after giving effect to any reduction for any Performance Fee).

      "Permanent Incapacity" shall mean, with respect to a Non-Manager Member, that such Non-Manager Member has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to have performed his substantial and material duties and responsibilities for a period of three hundred sixty-five
(365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Non-Manager Member incapable of operating in a similar capacity in the future. The foregoing determination shall be made by a licensed physician selected by the Manager Member; provided, however, that if the Manager Member or the LLC has purchased lump-sum key-man disability insurance with respect to such Non-Manager Member, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the Manager Member, AMG or the LLC has entered into a lump-sum key-man disability policy with respect to such Non-Manager Member, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding), or (ii) if the Manager Member, AMG or the LLC has entered into a lump-sum key-man disability policy with respect to such Non-Manager Member, and a different procedure is then required under such policy, then by using such other procedure as may then be required by such insurance policy.

      "Person" shall mean any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

      "Potential Client" shall mean, at any particular time, any Person to whom the LLC (including, without limitation, the Predecessor) or any of its Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within two years prior to such time, offered (by means of a personal meeting, telephone call, or a letter or a written proposal specifically directed to the particular Person) to provide Investment Management Services or Brokerage Services, but who is not at such time an investment advisory client of, or recipient of Investment Management Services or Brokerage Services from, the LLC or any of its Controlled Affiliates. The preceding sentence is meant to exclude form letters, blanket mailings, cold calls and initial marketing efforts that do not result in a request by the recipient for further information or a presentation.

      "Predecessor" shall have the meaning set forth in the preamble of this Agreement.

      "Present Client" shall mean, at any particular time, any Person who is at such time an investment advisory client of, or recipient of Investment Management Services or Brokerage Services from, the LLC or any of its Controlled Affiliates.

      "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase Manhattan Bank (or any successor thereto) as its prime rate as in effect at its principal office.

      "Private Funds" shall mean TBK Partners and Vanderbilt Partners, and any other investment funds organized within or without the United States after the Effective Date that the

Manager Member and the Management Board agree to treat as a Private Fund, and any successor entities thereto, in each case so long as the LLC or any Controlled Affiliate thereof is providing Investment Management Services to such investment fund. Whenever a provision of this Agreement refers to assets in a Private Fund, that reference shall not be deemed to include assets in a Private Fund which are managed without any compensation therefor.

      "Public Offering" shall have the meaning specified in Section 7.4(a) hereof.

      "Purchase Agreement" shall mean that certain Purchase Agreement dated as of August 15, 1997, by and among AMG, Tweedy, Browne Company L.P. and all the partners of Tweedy, Browne Company L.P., as amended by that certain Amendment, Waiver and Assignment Agreement dated as of the Effective Date by and among AMG, Holdings, Tweedy, Browne Company L.P. and the partners of Tweedy, Browne Company L.P., as the same has been and is hereafter further amended from time to time.

      "Purchase Date" shall have the meaning specified in Section 7.1(b) hereof.

      "Put" shall have the meaning specified in Section 7.1(a) hereof.

      "Put LLC Points" shall have the meaning specified in Section 7.1(d) hereof.

      "Put/Call Measurement Date" shall have the meaning specified in Section 7.1(e) hereof.

      "Put Notice" shall have the meaning specified in Section 7.1(d) hereof.

      "Put Price" shall have the meaning specified in Section 7.1(e) hereof.

      "Receipts Account" shall have the meaning specified in Section 4.4(d) hereof.

      "Relevant Percentage" shall mean, with respect to each Offshore Fund at any time, the Relevant Percentage as defined in the respective Offshore Management Agreement (i.e., the rate applicable to the Performance Fee payable to the LLC under such Offshore Management Agreement).

      "Repurchase" shall have the meaning specified in Section 7.3(a)(ii) hereof.

      "Repurchase Closing Date" shall have the meaning specified in Section 7.3(b) hereof.

      "Repurchased Member" shall have the meaning specified in Section 7.3(a) hereof.

      "Repurchase Price" shall have the meaning specified in Section 7.3(c) hereof.

      "Required Capital Contributions" shall have the meaning specified in
Section 4.3(a) hereof.

      "Reserved Points" shall mean the LLC Points (initially 8) reserved for sale by the Original Principals and for transfer by Clark pursuant to the terms of the Incentive Program. For all purposes of this Agreement (including without limitation for purposes of allocations and distributions hereunder) unless otherwise specifically indicated, Reserved Points shall not be treated as "LLC Points" until such time as they are held by a Non-Manager Member other than an Original Principal or Clark.

      "Retirement" shall mean, with respect to a Non-Manager Member, the termination by such Non-Manager Member of such Non-Manager Member's employment with the LLC and its Affiliates: (a) after the date such Non-Manager Member shall have been continuously employed by the LLC for a period of fifteen (15) years commencing with the later of the Effective Date or the date such Non-Manager Member becomes a Non-Manager Member of the LLC, as applicable, or such other period as the Management Board and the Manager Member may determine in a writing referring to a specific Non-Manager Member and (b) pursuant to a written notice given to the LLC not less than one (1) year prior to the date of such termination. Notwithstanding the foregoing, with respect to each of Messrs. Christopher H. Browne, William H. Browne and John D. Spears, the term "Retirement" shall mean the termination by him of his employment with the LLC after the tenth (10th) anniversary of the Effective Date and pursuant to a written notice given to the LLC not less than one (1) year prior to the date of such termination.

      "Revenues From Operations" shall mean, for any period, the gross revenues of the LLC (except as set forth herein and except as otherwise agreed by the Manager Member and the Management Board in a writing making reference to this definition), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied; provided, however, that Revenues From Operations shall not include (i) proceeds during such period from the sale, exchange or other disposition of all, or a substantial portion of, the assets of the LLC, (ii) revenues from the issuance by the LLC of additional LLC Interests or (iii) payments received pursuant to any insurance policies other than with respect to business interruption insurance; and, provided further, that Revenues From Operations shall be determined net of any positive difference between revenues from the provision of Brokerage Services and commission expenses and clearing charges paid by the LLC during the relevant period ending as of the end of the calendar quarter ending on or immediately prior to the measurement date in connection with the provision of such Brokerage Services (assuming for this purpose that the LLC continues to follow past practices with respect to such revenues and charges).

      "Run-Rate Free Cash Flow" shall mean, as of any measurement date, an amount equal to the product of (i) the Run-Rate Revenues of the LLC as of such date and (ii) the Free Cash Flow Percentage as of such date (without giving effect to any transactions on such date).

      "Run-Rate Revenues" shall mean, as of any measurement date, the sum of

            (a) the aggregate revenues from all investment accounts (excluding the Offshore Funds and other accounts all or a portion of the advisory fees for which are based on performance) to which the LLC provides Investment Management Services (and excluding for these purposes accounts of any Present Client of the LLC who has not yet fully invested (except for cash balances in accordance with customary practices of the LLC) the assets managed by the LLC as set forth in such Client's contract with the LLC), determined by multiplying the net assets of each such account under management by the LLC as of such date by the applicable annualized asset-based advisory services fee rate in effect as of such date with respect to such Client account (net of any fee reimbursements or waivers);

            (b) with respect to each investment account to which the LLC provides Investment Management Services (and excluding for these purposes accounts of any Present Client of the LLC who has not yet fully invested (except for cash balances in accordance with customary practices of the LLC) the assets managed by the LLC as set forth in such Client's contract with the LLC), and which has a performance fee component, either (i) the assets managed by the LLC as set forth in such Client's contract with the LLC as of such date, multiplied by the prevailing advisory fee rate in effect as of such date with respect to separate account clients of the LLC, or (ii) if over the twenty-four (24) months ending as of the end of the calendar quarter immediately prior to the measurement date no performance fees have been earned by the LLC with respect to such investment account, then the assets managed by the LLC as set forth in such Client's contract with the LLC as of such date, multiplied by the advisory fee rate applicable to the fixed fee component of such account, if any, net of any expense offsets;

            (c) the lesser of (i) the sum for all of the Offshore Funds, of the product of (x) the net assets under management in each Offshore Fund as of such date and (y) the Offshore Fund Fee Rate then in effect for each such Offshore Fund or (ii) the sum for all of the Offshore Funds, of (A) fifty percent (50%) of the base investment advisory fees received by the LLC from the Offshore Funds for the twenty-four (24) months ending as of the end of the calendar quarter immediately prior to the measurement date (in excess of any offset or netting for expenses under each Offshore Management Agreement) and (B) fifty percent (50%) of the Offshore Deemed Revenues for each Offshore Fund in each of the last two (2) fiscal years immediately prior to the measurement date;

            (d) with respect to each Present Client of the LLC whose commitment for assets to be managed by the LLC as set forth in such Client's contract with the LLC has not been fully invested (except for cash balances in accordance with customary practices of the LLC), the aggregate revenues from all such accounts, determined to be an amount that is the greater of (i) the product of fifty percent (50%) of the net assets of such accounts committed to be managed by the LLC as set forth in such Client's contract with the LLC and the applicable advisory services fee rate in effect as of such date with respect to such account and (ii) the product of the non-cash net assets and the applicable advisory services fee rate in effect as of such date with respect to such account (in each case, net of any fee reimbursements or waivers); and

            (e) any positive difference between revenues from the provision of Brokerage Services during the twelve (12) month period ending as of the end of the calendar quarter ending immediately prior to the measurement date and commission expenses and clearing charges paid by the LLC in connection with the provision of such Brokerage Services.

      "SEC" shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

      "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

      "Shrager" means Thomas Shrager.

      "Stock Price" shall have the meaning specified in Section 7.4(c)(ii) hereof.

      "TBF" shall mean Tweedy, Browne Fund Inc., an open-end management investment company registered under the 1940 Act.

      "TBK Partners" shall mean TBK Partners, L.P., a Delaware limited partnership, and any successor entity thereto.

      "Transfer" shall mean any sale, assignment, transfer, exchange, charge, pledge, gift, hypothecation, conveyance or encumbrance (such meaning to be equally applicable to verb and noun forms of such term), or any offer to do any of the foregoing.

      "Tweedy, Browne Value Funds" shall mean the Tweedy, Browne Value Funds, an investment company organized under the laws of the Grand Duchy of Luxemburg as a Societe d'Investissement a Capital Variable (including the Value Sub-Funds), and including any successor entities thereto.

      "UBT" shall have the meaning specified in Section 4.6(g) hereof.

      "Unsatisfactory Performance" shall mean a written determination by the Management Board with the written consent of the Manager Member, that a Non-Manager Member has failed to meet minimum requirements of satisfactory performance of his job, after such Non-Manager Member has received written notice that the Management Board was considering such a determination and the Non-Manager Member has had a reasonable opportunity to respond in writing or in person (at such Non-Manager Member's request) after his receipt of such notice.

      "Value Sub-Funds" shall mean each sub-fund of the Tweedy, Browne Value Funds, including Tweedy, Browne USA Value Fund, Tweedy, Browne International Value Fund and Tweedy, Browne International Swiss Franc Value Fund and any additional sub-funds thereof established after the Effective Date and any successor entities thereto.

      "Vanderbilt Partners" shall mean Vanderbilt Partners, L.P., a Delaware limited partnership, and any successor entity thereto.

      "Wyckoff" means Robert Q. Wyckoff, Jr.

      In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.

               ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.

      SECTION 2.1 CONVERSION; CONTINUATION.

            (a) The Original Principals and Clark have agreed to continue the business of the Predecessor as a limited liability company under and pursuant to the provisions of the Act. The Members acknowledge that immediately prior to the execution of this Agreement, Shrager and Wyckoff acquired certain interests from the Original Principals and Clark and were admitted as Members of the LLC. The Members hereby agree to further continue the business as a limited liability company under and pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

            (b) Upon the execution of this Agreement or a counterpart of this Agreement, the Non-Manager Members as of the Effective Date shall continue as members of the LLC.

            (c) The name, LLC Interests and Capital Contributions of each Member (including the Fair Market Value of such Capital Contributions) shall be listed on Schedule A attached hereto. The Manager Member shall update Schedule A from time to time as it deems necessary to reflect accurately the information to be contained therein. Any amendment or revision to Schedule A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time and maintained with the records of the LLC.

            (d) The Manager Member, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

      SECTION 2.2 NAME. Pursuant to the conversion of the Predecessor into the LLC, the name of the Predecessor has been changed to Tweedy, Browne Company LLC. At any time, the Management Board, with the written consent of the Manager Member, may change the name of the LLC. The business of the LLC may be conducted, upon compliance with all applicable laws, under any other name designated by the Management Board with the written consent of the Manager Member.

      SECTION 2.3 TERM. As a result of the conversion of the Predecessor into the LLC pursuant to Section 18-214 of the Act, the existence of the LLC is deemed to have commenced as of December 24, 1986, the date the Predecessor commenced its existence. The term of the LLC shall continue in perpetuity, until the LLC is dissolved in accordance with the provisions of this Agreement.

      SECTION 2.4 REGISTERED AGENT AND REGISTERED OFFICE. The LLC's registered agent and registered office in Delaware shall be as set forth in the Certificate. At any time, the Manager Member may designate another registered agent and/or registered office.

      SECTION 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC shall be at 52 Vanderbilt Avenue, New York, New York. At any time, the Management Board may change the location of the LLC's principal place of business; provided, however, that if the principal place of business is to be located outside of New York, New York, such action must be approved by the Manager Member.

      SECTION 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The Management Board shall cause the LLC to be qualified or registered (under assumed or fictitious name if necessary) in any jurisdiction in which such qualification, formation or registration is required.

      SECTION 2.7 PURPOSES AND POWERS. The principal business activity and purposes of the LLC shall initially be to provide Investment Management Services and Brokerage Services, and any businesses related thereto or useful in connection therewith. In addition, the LLC shall have the authority to engage in any other lawful business, purpose or activity permitted by the Act which is agreed upon in writing by the Manager Member and the Management Board, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any Person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation the following powers:

            (a) to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

            (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

            (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

            (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

            (e) to guarantee the signatures of customers or others whenever such guarantees are convenient in the conduct of the LLC's business;

            (f) to employ and terminate Officers, employees, agents and other Persons, to organize committees and boards of the LLC, to delegate to such Persons, committees and boards any or, except as otherwise specifically set forth in this Agreement or provided in the Act, all its power and authority, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

            (g) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

            (h) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets;

            (i) to indemnify any Person to the fullest extent permitted by law and to obtain any and all types of insurance;

            (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

            (k) to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

            (l) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the LLC; and

            (m)   to cease its activities and cancel its Certificate.

      SECTION 2.8 TITLE TO PROPERTY. All property owned by the LLC, real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property.


                     ARTICLE III - MANAGEMENT OF THE LLC.

      SECTION 3.1 MANAGER MEMBER.

            (a) Subject to the other terms and conditions of this Agreement, including the delegations of power and authority set forth herein, the management and control of the business of the LLC shall be vested exclusively in the Manager Member, and the Manager Member shall have exclusive power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the LLC, without the vote or consent of the Members in their capacity as such. No Member other than the Manager Member shall have the power to sign for or bind the LLC to any agreement or document in its capacity as Member, but the Manager Member may delegate the power to sign for or bind the LLC to one or more members of the Management Board or Officers of the LLC.

            (b) The Manager Member shall, subject to all applicable provisions of this Agreement, be authorized in the name of and on behalf of the LLC: (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the LLC's business; and (ii) in general to do all things and execute all documents necessary or appropriate to conduct the business of the LLC as set forth in Section 2.7 hereof, or to protect and preserve the LLC's assets. The Manager Member may delegate any or all of the foregoing powers.

            (c) The Manager Member is required to be a Member, and shall hold office until its resignation or removal in accordance with the provisions hereof. The Manager Member is a "manager" (within the meaning of the Act) of the LLC. The Manager Member shall devote such time to the business and affairs of the LLC as it deems necessary, in its sole discretion, for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided in this Agreement.

            (d) Any action taken by the Manager Member, and the signature of the Manager Member (or an authorized representative thereof) on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the LLC with respect thereto.

            (e) Any Person dealing with the LLC, the Manager Member or any Member may rely upon a certificate signed by the Manager Member as to (i) the identity of the Manager Member or any Member; (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC or the Manager Member.

            (f) Notwithstanding the foregoing, the Manager Member shall have no power or authority whatsoever to make recommendations with respect to or to determine which transactions the LLC shall cause or recommend any client to enter into, or the time at which, the party with which or the terms on which any such transaction shall be entered into, or to exercise any right, power or privilege with respect to the account of any Client or any of the securities or other instruments in accounts of Clients.

            (g) The LLC shall not do, and the Non-Manager Members (including with respect to those Non-Manager Members who are members of the Management Board or Officers, in their capacities as such) shall use all commercially reasonable efforts to prevent the LLC from doing, any of the following without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.1(g)):

                  (i) enter into, amend, modify or terminate any contract,
            agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding could reasonably be expected to conflict with the provisions of this Agreement;

                  (ii) take any action or series of related actions or enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) or series of related contracts, agreements or understandings if such action or the resulting contract, agreement or understanding or series thereof could reasonably be expected to: (A) reduce the percentage of Operating Cash Flow available in the current or future periods for non-fixed amount bonus and incentive payment to less than one-quarter (1/4) of Operating Cash Flow reasonably anticipated for the relevant period or periods or (B) effect a material reduction in the availability of Free Cash Flow for distribution by the LLC in the then current or future periods, or (C) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the LLC; provided, however, that no consent of the Manager Member shall be required for decisions by the Management Board in the exercise of its reasonable good faith judgment relating to the commencement, termination or modification of any agreement for the provision by the LLC or any of its Controlled Affiliates of Investment Management Services or Brokerage Services, including rates and other terms and conditions with respect to Investment Management Services and Brokerage Services, unless such decision directly or indirectly benefits a Non-Manager Member or a member of the Immediate Family of a Non-Manager Member to the detriment of the LLC or the Manager Member;

                  (iii) create, incur, assume, or suffer to exist any
            Indebtedness of the LLC (or its Controlled Affiliates, to the extent such Indebtedness would be required to be included in the consolidated balance sheet of the LLC in accordance with GAAP), except Indebtedness of the LLC incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase arrangement with a vendor, a loan, a financing lease or otherwise) in an amount outstanding at any time not to exceed one hundred fifty thousand dollars ($150,000) (which shall be an obligation to be repaid solely out of Operating Cash Flow);

                  (iv) take any action, enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding (A) has the effect of creating a Lien upon any of the assets of the LLC, other than Liens securing permitted Indebtedness of the LLC incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise), provided that (1) such Liens shall be created simultaneously with the acquisition of such fixed or capital assets, (2) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (3) the amount of Indebtedness secured thereby is not increased, and (4) the principal amount of Indebtedness secured by such Lien shall at no time exceed the purchase price of such property; or (B) has the effect of creating a Lien upon any of that portion of the revenues of the LLC which is included in Free Cash Flow;

                  (v) either (A) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in the termination of the employment (including, without limitation, a so-called constructive termination under applicable law) either by the LLC of any Non-Manager Member or by Shrager or Wyckoff as a result of a material reduction in his compensation or responsibilities other than For Cause or Unsatisfactory Performance or the performance of the business, or (B) enter into, amend, modify or terminate any Employment Agreement or other employment commitment or binding understanding with respect to employment matters with any Non-Manager Member or member of the Immediate Family of a Non-Manager Member or waive any rights of the LLC thereunder;

                  (vi) establish or modify any significant compensation
            arrangement (other than salary and cash bonuses in the ordinary course) or program (whether cash or non-cash benefits) applicable to any employee, which (A) requires the Manager Member or any of its Affiliates (other than the LLC) to take any action which the Manager Member views as being contrary to the interest of the Manager Member or the interest of any of its Affiliates and which it would not take but for the action contemplated by the LLC or the Non-Manager Members or Officers or (B) prevents the Manager Member or any of its Affiliates (other than the LLC) from taking any action which the Manager Member views as being in the interest of the Manager Member or the interest of any of its Affiliates and which it would otherwise have been able to take but for the action contemplated by the LLC or the Non-Manager Members or Officers (and in addition, each Non-Manger Member will use his commercially reasonable efforts to cause the LLC to give the Manager Member not less than thirty
            (30) days prior written notice before the LLC establishes, terminates or modifies any significant compensation arrangement (other than salary and cash bonuses in the ordinary course) or program);

                  (vii) establish or modify any plan subject to ERISA;

                  (viii)enter into any line of business other than the provision of Investment Management Services or Brokerage Services and businesses related thereto or useful in connection therewith;

                  (ix) take any action, enter into, amend, modify or terminate any contract or agreement with any of the Offshore Funds or the Offshore Related Partnerships (including, without limitation, the relevant Offshore Management Agreement and the organizational documents of such Offshore Fund) either (A) that would have the effect of benefitting one or more of the Non-Manager Members or members of their Immediate Family to the detriment of the LLC, the Manager Member or AMG, or (B) that would alter the arrangements described in Section 5.7(a); or

                  (x) take any action which (A) may be taken only by the Manager
            Member with or without the consent of the Non-Manager Members pursuant to any provision of this Agreement, or (B) requires the approval or consent of the Manager Member pursuant to any provision of this Agreement.

      Whenever in this Agreement an action or determination requires the consent of the Manager Member, such consent shall only be effective if it is given in a writing which reasonably describes, or responds affirmatively to a written request which reasonably describes, both the action which is proposed to be taken and the consent which is being requested or given, and, unless otherwise specified in this Agreement, such consent of the Manager Member may be given or withheld by the Manager Member acting in its reasonable discretion.

            (h) In addition to, and not in limitation of, the Manager Member's powers and authority under this Agreement, the Manager Member shall also have the power, in its reasonable discretion, after consultation with one or more members of the Management Board (to the extent any prior consultation is feasible), to take any or all of the following actions:

                  (i) such actions as it deems necessary or appropriate to cause the LLC or, insofar as it is within the authority of the LLC, any Controlled Affiliate of the LLC, or any officer, employee, member, manager, partner, or agent thereof, to comply with laws, rules or regulations applicable to the LLC or such Controlled Affiliate or such Person in relation to the LLC or such Controlled Affiliate, or any actions required by the Manager Member in accordance with its duties hereunder;

                  (ii) any other action that the Manager Member is authorized to take pursuant to the terms of this Agreement (subject to having obtained any required Management Board approval) and any other action necessary or appropriate to prevent actions that require the Manager Member's consent pursuant to the terms of this Agreement if such consent has not then been given;

                  (iii) establish and mandate that the LLC participate in
            employee benefit plans which are subject to ERISA or require qualification under Section 401 of the Internal Revenue Code in order to make the expenses of such plans deductible and establish or modify the terms of any such plan and take such actions as may be necessary or desirable in connection therewith but only to the extent that the Manager Member reasonably believes that such participation is required by law and to the further extent the Manager Member reasonably believes necessary to make the expense by the LLC under such plans deductible or to comply with ERISA, as the case may be;

                  (iv) such actions as it deems necessary or appropriate to
            coordinate any initiative which involves the LLC (or a Controlled Affiliate of the LLC) and the Manager Member and/or one or more of its Affiliates, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Board; and

                  (v) such actions as it deems necessary or appropriate to cause the LLC to fulfill its obligations and exercise its rights under the Purchase Agreement.

            (i) The Manager Member and its Affiliates (including, without limitation, AMG) may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in, investment managers and brokers and other businesses that may be competitive with the LLC's businesses. Neither the LLC nor any of the Non-Manager Members shall have any right in or to any other such ventures by virtue of this Agreement or the limited liability company created or continued hereby, nor shall any such activity by the Manager Member or such Affiliates be deemed wrongful or improper or result in any liability to the Manager Member or such Affiliates. The Manager Member shall not be obligated to present any opportunity to the LLC even if such opportunity is of such a character which, if presented to the LLC, would be suitable for the LLC.

      SECTION 3.2 MANAGEMENT BOARD; NON-MANAGER MEMBERS.

            (a) The LLC shall have a Management Board of the LLC (the "Management Board"). Subject to the specific rights and powers expressly reserved to the Manager Member in this Agreement (including, without limitation, in Sections 3.1(g) and 3.1(h) hereof), to the agreement, consent or determination of the Manager Member in those circumstances where such agreement, consent or determination is expressly provided for in this Agreement and to the provisions of Section 3.1 to the extent necessary or appropriate to effectuate the foregoing, the Manager Member hereby irrevocably delegates, to the greatest extent permitted by applicable law, to the Management Board all of its power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which the Management Board, in the reasonable exercise of its good faith judgment, deems necessary or desirable to conduct the business of the LLC, without the vote or consent of any Member in its capacity as such. In order to effectuate the foregoing, the Management Board shall have the rights and powers of the Manager Member set forth in Section 3.1(b) (subject to Sections 3.1(g) and (h)), Section 3.1(d) and Section 3.1(e) hereof. Without in any way limiting the scope of the foregoing delegation, the Management Board shall have the sole and exclusive power and authority to make recommendations with respect to and to determine which transactions then Present Clients of the LLC shall enter into, and the time at which, the parties with which and the terms on which all such transactions shall be entered into and to exercise any rights, powers and privileges of the LLC with respect to the accounts of Clients or any of the securities or other instrument in accounts of Clients and shall have the power and authority to delegate any of the powers and authorities delegated to it to Officers and employees of the LLC.

            (b) The Management Board shall consist of Non-Manager Members determined as follows:

                  (i) The Management Board shall initially have three (3)
            members appointed by the Manager Member. The Manager Member hereby appoints as the initial three (3) members of the Management Board those Non-Manager Members listed on Schedule B hereto. The number of members of the Management Board may be increased by the Management Board. No Person who is not a Non-Manager Member may be, become or remain a member of the Management Board.

                  (ii) Any vacancy in the Management Board however occurring
            (including a vacancy resulting from the increase in size of the Management Board) may be filled by any other Non-Manager Member elected by the Management Board; provided, however, that if more than one Non-Manager Member is available to fill such vacancy, the Manager Member shall have the right to consent as to which Non-Manager Member shall fill such vacancy. In lieu of filling any such vacancy, the Management Board may determine to reduce the number of members of the Management Board, but not, without the prior written consent of the Manager Member, to a number less than three (3). If any vacancy on the Management Board is not filled in accordance with the first sentence of this clause (ii) and such failure to act results in the number of members of the Management Board being less than three (3) members for sixty (60) or more days after the date on which the Manager Member gives the Management Board notice of its intent to fill any such vacancy and one (1) or more Non-Manager Members are available to fill such vacancy, then the Manager Member may appoint one or more Non-Manager Members to the Management Board, until the number of members of the Management Board equals three (3), which Person or Persons shall immediately resign if subsequent thereto the remaining member or members of the Management Board fill such vacancy or vacancies in the manner contemplated by the first sentence of this clause (ii).

                  (iii) Non-Manager Members who are members of the Management
            Board shall remain members of the Management Board until their resignation, removal or death. Any member of the Management Board may resign by delivering his written resignation to any member of the Management Board and the Manager Member. Any member of the Management Board may be removed from such position with or without cause by the Management Board acting by a Board Vote, with the prior written consent of the Manager Member. Any Non-Manager Member shall be deemed to have resigned from the Management Board and shall no longer be a member of the Management Board immediately upon such Non-Manager Member ceasing to be an employee of the LLC or otherwise ceasing to be a Non-Manager Member, in each case, for whatever reason. Any Non-Manager Member shall be deemed to have resigned from the Management Board and shall no longer be a member of the Management Board immediately upon such Non-Manager Member reaching the age of seventy (70), unless the Management Board with the prior written consent of the Manager Member waives or modifies the requirements of this sentence with respect to a particular Non-Manager Member.

                  (iv) Notwithstanding any other provision hereof to the
            contrary, the Manager Member shall have full power and authority at any time in its sole discretion (and without the consent or approval of the Management Board or the Non-Manager Members) to remove, with or without cause, one or more members of the Management Board or to increase the number of members of the Management Board and to fill the vacancies created by any such removal or increase with one or more other Non-Manager Members, provided that such removal or increase may only be effected by written notice from the Manager to the LLC, which written notice must expressly reference this Section of this Agreement.

            (c) At any meeting of the Management Board, presence in person or by telephone (or other electronic means) of fifty percent (50%) or more of the members of the Management Board shall constitute a quorum. At any meeting of the Management Board at which a quorum is present, a majority of the members of the Management Board present, which majority shall include at least fifty percent (50%) of the Original Principals who are members of the Management Board for so long as at least two (2) of the Original Principals are members of the Management Board, may take any action on behalf of the Management Board (any such action taken by such members of the Management Board is sometimes referred to herein as a "Board Vote"). Any action required to be taken at any meeting of the Management Board may be taken by the Management Board without a meeting of the Management Board, if (i) a written consent thereto is signed by all the members of the Management Board and (ii) the Manager Member has been given a copy of such written consent not less than forty-eight (48) hours prior to such action. Notice of the time, date and place of all meetings of the Management Board shall be given to all members of the Management Board and, upon request, to the Manager Member at least forty-eight (48) hours in advance of the meeting. A representative of the Manager Member shall be entitled to attend each meeting of the Management Board. Notice need not be given to any member of the Management Board or the Manager Member if a waiver of notice is given (orally or in writing) by such member of the Management Board or the Manager Member (as applicable), before, at or after the meeting. Members of the Management Board are not "managers" (within the meaning of the Act) of the LLC.

      SECTION 3.3 OFFICERS. The Management Board may designate employees of the LLC as officers of the LLC (the "Officers") as it deems necessary or desirable to carry on the business of the LLC. Any two or more offices may be held by the same Person. As of the Effective Date, the Management Board has designated the Officers set forth as such in the Certificate, which shall be amended promptly upon any change thereto. New offices may be created and filled by the Management Board (and such offices shall be effective without any amendment to the Certificate). Each Officer shall hold office until his successor is designated by the Management Board or until his earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the LLC and the Manager Member. Any Officer designated by the Management Board may be removed by the Management Board (excluding the Person being considered) For Cause or not For Cause at any time, subject to the terms of such Officer's Employment Agreement with the LLC, if any. A vacancy in any office occurring because of death, resignation, removal or otherwise may be filled by the Management Board. Any designation of Officers, a description of any duties delegated to such Officers, and any removal of such Officers shall be approved by the Management Board in writing, which shall be delivered to the Manager Member. The Officers are not "managers" (within the meaning of the Act) of the LLC. The Management Board may delegate any or all of the power and authority delegated to it to one or more of such Officers subject to the right of the Management Board to modify or withdraw any or all of any such delegation and, unless otherwise set forth in a written delegation of power and authority by the Management Board, to the right of any member of the Management Board to withdraw any or all of any such delegation by written notice to the Officer or Officers in question, which notice shall, upon receipt, have the same effect as a Board Vote.

      SECTION 3.4 EMPLOYEES OF THE LLC.

            (a) The terms of employment of any employee of the LLC who is not a Non-Manager Member (including, without limitation, with respect to the hiring, promoting, demoting and terminating of such employees), shall be determined by the Management Board or such Person or Persons to whom the Management Board may delegate such power and authority, subject, in all cases, to compliance with all applicable laws, rules and regulations and, in the case of compensation, to the provisions of 3.5 hereof. Notwithstanding the foregoing, the Manager Member may terminate the employment by the LLC of any employee who has engaged in any activity included in the definition of "For Cause;" (subject, in the case of clause (b) of the definition of For Cause to the joint determination of the Management Board and the Manager Member as set forth therein) provided, however, that the Manager Member may not so terminate the employment of any such employee without having first consulted with the Management Board and given written notice to the Management Board specifying the reasons for such decision.

            (b) The granting or Transferring of LLC Interests in connection with any hiring or promotion of an employee shall be subject to the terms and conditions set forth in Articles V and VI hereof.

            (c) Any Person who is a Non-Manager Member may have his employment with the LLC terminated by the LLC only: (i) in the case of a termination For Cause, by either the Manager Member or the Management Board acting with the prior written consent of the Manager Member, or (ii) in the case of any other termination by the LLC, by the Management Board with the prior written consent of the Manager Member.

            (d) Subject to the other provisions of this Agreement (including, without limitation, Section 3.5), the compensation and other terms of employment of an employee who is a Non-Manager Member shall be set by the Management Board.

      SECTION 3.5 OPERATION OF THE BUSINESS OF THE LLC.

            (a) The Operating Cash Flow of the LLC for any period (reduced by any portion thereof attributable to performance fees accrued in such period but not paid in such period and increased by the portion of any performance fees paid in such period that were accrued in a previous quarter) shall be used by the LLC to provide for and pay its business expenses and expenditures as determined by the Management Board; including, without limitation, compensation and benefits to its employees, including the Officers. Without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(a)), the LLC shall not incur (and the Non-Manager Members shall use all commercially reasonable efforts to prevent the LLC from incurring) any expenses or obligations that exceed its ability to pay or provide for them out of its Operating Cash Flow (as adjusted in accordance with the parenthetical set forth in the first sentence of this Section 3.5(a)) on a current or previously reserved basis. Except to the extent otherwise required by applicable law, the LLC shall only make payments of compensation to the Non-Manager Members who are employees of the LLC out of the balance of its Operating Cash Flow (as adjusted in accordance with the parenthetical set forth in the first sentence of this
Section 3.5(a)) remaining after the payment (or reservation for payment) of all the other business expenses and expenditures for the applicable period. Any excess Operating Cash Flow (as adjusted in accordance with the parenthetical set forth in the first sentence of this Section 3.5(a)) remaining for any fiscal year following the payment (or reservation for payment) of all business expenses and expenditures may be used by the LLC in such fiscal year or any or all of such excess Operating Cash Flow may be reserved for use in future fiscal years for any permissible purpose. Revenues From Operations other than the portion which constitutes Operating Cash Flow may be used to provide for and pay the business expenses of the LLC only to the extent agreed to in writing by the Manager Member and the Management Board (any such use being referred to herein as a "Free Cash Flow Expenditure") and as provided in Section 9.5 with respect to the payment of UBT.

            (b) The LLC will maintain (and the Non-Manager Members shall use all commercially reasonable efforts to cause the LLC to maintain), in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance but excluding key-man life insurance), the premiums on which will be paid out of Operating Cash Flow. The LLC, the Manager Member or AMG may maintain key-man life insurance and disability insurance policies on each Non-Manager Member, from time to time, and the Non-Manager Members will use all commercially reasonable efforts to cooperate with the Manager Member, AMG and the LLC to effectuate the foregoing; provided, however, that the LLC shall not maintain such insurance unless the Management Board and the Manager Member so agree, in which case, they may also agree to treat the premiums thereon as a Free Cash Flow Expenditure.

            (c) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping procedures of the LLC shall be established in conjunction with policies and procedures determined under the supervision of the Manager Member and AMG in connection with similar matters for other Affiliates of the Manager Member and AMG. The LLC shall have a continuing obligation to keep AMG's chief financial officer informed of material financial developments with respect to the LLC. Notwithstanding any of the provisions of this Agreement to the contrary, all legal, compliance and regulatory matters of the LLC shall be coordinated with the Manager Member and AMG, and the LLC shall have an ongoing obligation to keep the Manager Member and AMG informed of all legal, compliance and related activities, in accordance with procedures to be established by the Manager Member and the Management Board.

            (d) Notwithstanding any of the provisions of this Agreement to the contrary, the Non-Manager Members will cooperate with the Manager Member and AMG and their Affiliates in implementing any initiative which involves the LLC (or a Controlled Affiliate of the LLC) and the Manager Member, AMG and/or one or more of their other Affiliates, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Board.

      SECTION 3.6 COMPENSATION AND EXPENSES OF THE MEMBERS. The Manager Member may receive compensation for services provided to the LLC only to the extent approved by the Management Board. The LLC shall, however, pay and/or reimburse the Manager Member for all reasonable travel expenses incurred by the Manager Member in accordance with Section 9.4 as well as (i) any expenses incurred by the Manager Member in connection with the operation of the LLC as approved or directed by the Management Board or any duly authorized Officer, (ii) the applicable portion of any expenses incurred by the Manager Member in connection with any initiative which involves the LLC and/or one or more of the other Affiliates of the Manager Member or AMG, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Board, and (iii) any expenses incurred by the Manager Member in connection with its exercise of its powers under Section 3.1(h)(i) of this Agreement. Without limiting the generality of the foregoing, the Manager Member's general overhead items (including, without limitation, salaries and rent) shall not be reimbursed by the LLC. Stockholders, officers, directors, managers, members and agents of Members may serve as employees of the LLC and be compensated therefor out of Operating Cash Flow as determined by the Management Board.

      SECTION 3.7 NON-MANAGER MEMBERS AND NON-SOLICITATION AGREEMENTS. Each of the Original Principals has entered into an Employment Agreement with the LLC as of the Effective Date in the form attached to the Purchase Agreement as Exhibit
8.9 thereto. Each of the Members hereby consents to each such Employment Agreement. Each Non-Manager Member, other than such Original Principals and Clark, has provided the LLC with a Non-Solicitation/Non-Disclosure Agreement in form and substance substantially similar to Exhibit B hereto (the "Non-Solicitation Agreement") (and, in the case of any substitute Non-Manager Member (pursuant to Section 5.2 hereof) or Additional Non-Manager Member who is not already bound by a Non-Solicitation Agreement, he shall, prior to and as a condition precedent to becoming a Non-Manager Member, provide the LLC with such an agreement (together with any changes or modifications thereto as the Manager Member with the consent of the Management Board may deem necessary or desirable) and such agreements shall, at all times, provide that each of the LLC, the Manager Member and AMG shall be entitled to enforce the provisions of such agreements on its own behalf and that the Manager Member and AMG shall be entitled to enforce the provisions of such agreements on behalf of the LLC.

      SECTION 3.8 NON-SOLICITATION AND NON-DISCLOSURE BY NON-MANAGER MEMBERS.

            (a) Each Non-Manager Member (other than Clark) agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member shall not, while employed by the LLC or any of its Affiliates, without the express written consent of the Manager Member and the Management Board, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, manager, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the LLC and its Controlled Affiliates, engage in any activity described in Section 3.8(b), including, with respect to Section 3.8(b)(i), without regard to whether any such Person is a Client.

            (b) In addition to, and not in limitation of, the provisions of
Section 3.8(a) hereto, each Non-Manager Member (other than Clark) agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member shall not, during the period beginning on the date such Non-Manager Member becomes a Non-Manager Member, and continuing until the date which is two (2) years after the termination of such Non-Manager Member's employment with the LLC and its Controlled Affiliates (unless a different period is agreed to by the Manager Member and the Management Board in a writing making specific reference to this Section 3.8(b) and naming the Manager Member to whom such different period is to apply), without the express written consent of the Manager Member and the Management Board, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, manager, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the LLC and its Controlled
Affiliates:

                  (i) provide Investment Management Services or Brokerage Services to any Person that is a Client of the LLC or any of its Controlled Affiliates;

                  (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of
      (A) causing any funds with respect to which the LLC provides Investment Management Services or Brokerage Services to be withdrawn from such management, or (B) causing any Client of the LLC (including any Potential Clients) not to engage the LLC or any of its Controlled Affiliates to provide Investment Management Services or Brokerage Services for any additional funds;

                  (iii) contact or communicate with, in either case in connection with Investment Management Services or Brokerage Services, whether directly or indirectly, any Client of the LLC; or

                  (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC or any of its Controlled Affiliates to terminate its, his relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving Investment Management Services or Brokerage Services with any employee, agent or consultant or former employee, agent or consultant, of the LLC or its Controlled Affiliates who was employed by or acted as an agent or consultant to the LLC or its Controlled Affiliates at any time preceding the termination of such Non-Manager Member's employment (excluding for all purposes of this sentence, secretaries and individuals holding other similar positions).

            (c) For purposes of Sections 3.8(a) and 3.8(b), in determining who is included in the definition of "Client" of the LLC, (x) the term "Past Client" shall be limited to those Past Clients who were advisees or investment advisory clients of, or recipients of Investment Management Services or Brokerage Services from, the LLC and its Controlled Affiliates (including the Predecessor) at the date of termination of such Non-Manager Member's employment or at any time during the twelve (12) months immediately preceding the date of such termination, (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made within two (2) years prior to the date of termination of such Non-Manager Member's employment, and (z) neither the term "Client" nor the term "Person" shall include any Person who is included in the definition of "Immediate Family" with respect to such Non-Manager Member.

      Notwithstanding the provisions of Sections 3.8(a) and 3.8(b) hereof, any Non-Manager Member may make passive investments in AMG or in a competitive enterprise the shares or other equity interests of which are (A) publicly traded, provided his holding therein, together with any holdings of his Affiliates and members of his Immediate Family, are less than five percent (5%) of the outstanding shares of comparable interests in such entity at the time such investments are made or (B) not publicly traded, provided such holdings do not at any time exceed such percentage, and such enterprise, either by itself or together with its Affiliates does not derive more than 20% of its gross revenues from competitive activities.

            (d) Each Non-Manager Member agrees that any and all presently existing investment advisory businesses of the LLC and its Controlled Affiliates (including the Predecessor), and all businesses developed by the LLC and its Controlled Affiliates, including by such Non-Manager Member or any other employee of the LLC (including the Predecessor), including without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the LLC (or the Predecessor) or its Controlled Affiliates or earned or carried on by the Non-Manager Member for the LLC or the Predecessor or their respective Controlled Affiliates other than any such matters that are in the public record (unless they are so available by virtue of a breach of the provisions of this Section 3.8), and all trade names, service marks and logos under which the LLC or its Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the LLC or such Controlled Affiliate. In addition, each Non-Manager Member acknowledges and agrees that the investment performance of the accounts managed by the LLC (and the Predecessor) was attributable to the efforts of the team of professionals of the LLC (or the Predecessor, as applicable) and not to the efforts of any single individual, and that therefore, the performance records of the accounts managed by the LLC (and the Predecessor) are and shall be the exclusive property of the LLC. Each Non-Manager Member acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the Predecessor), the Non-Manager Member has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the LLC or its Controlled Affiliates. Each Non-Manager Member agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (other than for the benefit of the LLC and its Controlled Affiliates) any Intellectual Property of the LLC or any Controlled Affiliate thereof that is not otherwise publicly available (other than Intellectual Property that is publicly available by virtue of a breach of the provisions of this Section 3.8). At the termination of the Non-Manager Member's services to the LLC, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's possession or control, shall be returned to the LLC and remain in the LLC's possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

            (e) Each Non-Manager Member acknowledges that, in the course of entering into this Agreement, the Non-Manager Member has had and, in the course of the operation of the LLC, the Non-Manager Member will from time to time have, access to Intellectual Property owned by or used in the course of business by the Manager Member or AMG. Each

Non-Manager Member agrees, for the benefit of the LLC and its Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (other than for the benefit of the LLC and its Controlled Affiliates) with the Manager Member's consent) any knowledge or information regarding Intellectual Property of the Manager Member or of AMG that is not otherwise publicly available (other than Intellectual Property that is publicly available by virtue of a breach of the provisions of this Section 3.8). At the termination of the Non-Manager Member's service to the LLC, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's possession or control shall be returned to AMG and remain in its possession.

            (f) The provisions of this Section 3.8 shall not be deemed to limit any of the rights of the LLC, the Manager Member or AMG under any of the Employment Agreements, Non-Solicitation Agreements or under applicable law, but shall be in addition to the rights set forth in each of the Employment Agreements and Non-Solicitation Agreements, and those which arise under applicable law.

      SECTION 3.9 REMEDIES UPON BREACH.

            (a) In the event that, following the termination of his employment with the LLC, a Non-Manager Member (i) breaches any of the provisions of Section
3.8 hereof, or (ii) breaches any of the provisions of the Employment Agreement or Non-Solicitation Agreement to which he is a party (in each case, in a manner that causes or could reasonably be expected to cause harm that is not immaterial or insignificant to the LLC, the Manager Member or AMG), then (A) such Non-Manager Member shall forfeit its right to receive any distributions under
Section 4.4 hereof not yet received, (B) such Non-Manager Member shall forfeit its right to receive any payment for its LLC Interests under Sections 7.1, 7.2,
7.3 or 7.4 hereof if such payment has not yet been received, and (C) AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to such Non-Manager Member pursuant to Section 7.3(e) hereof, and such promissory note shall be deemed to be canceled as of such breach.

            (b) Each Non-Manager Member agrees that any breach of the provisions of Section 3.8 of this Agreement or of the provisions of the Employment Agreement or Non-Solicitation Agreement by such Non-Manager Member could cause irreparable damage to the LLC, the other Non-Manager Members, the Manager Member and AMG. The LLC, the Manager Member and AMG, shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Non-Manager Member's obligations hereunder or thereunder.

            SECTION 3.10 NO EMPLOYMENT OBLIGATION. Each Non-Manager Member acknowledges that neither this Agreement nor the provisions of the Non-Solicitation Agreement create an obligation on the part of the LLC to continue the employment of such Non-Manager Member with the LLC, and that such Non-Manager Member, unless he is a party to an Employment Agreement, is an employee at will of the LLC.

            SECTION 3.11 FUNDING OBLIGATION. Each of the Original Principals covenants and agrees to place under investment management of the LLC either directly or in one or more of the Mutual Funds, Private Funds or Offshore Funds, as such Original Principal may select, an additional (i.e., in addition to those amounts which such Original Principals currently have, directly or indirectly, under investment management of the LLC at the Effective Date) aggregate amount equal to 37.037% of that portion of the LLC Interest Purchase Price (as defined in the Purchase Agreement) paid by AMG to that Original Principal, and to maintain such additional invested amount for a period of time not shorter than that period commencing on the date such additional funds are placed under investment management of the LLC and ending on the later of (i) the tenth (10th) anniversary of the Effective Date or (ii) the termination of employment of such Original Principal with the LLC for any reason or, if earlier, the date on which
(A) there shall have occurred a change in control of AMG as a result of an unaffiliated third party acquiring in excess of forty percent (40%) of the outstanding capital stock of AMG other than in the context of an acquisition by AMG, (B) all of the Original Principals shall have ceased to be Members other than as a result of their resignation or termination For Cause prior to the stated terms of the Employment Agreements, or (C) such Original Principal shall have died or become Permanently Incapacitated. The Original Principals, the LLC and the other Members of the LLC hereby acknowledge and agree that none of the Original Principals may withdraw any such additional invested amount until expiration of the applicable period set forth in the preceding sentence, unless such amount is simultaneously placed under management of the LLC by such Original Principal either directly or in one or more of the Mutual Funds, Private Funds or Offshore Funds as such Original Principal may select; provided, however, that an Original Principal is permitted to withdraw from the management of the LLC any amounts representing amounts which such Original Principal has, directly or indirectly, under management of the LLC at the Effective Date, any appreciation thereon, any appreciation over such Original Principal's additional invested amount and any amounts necessary to pay taxes on any gains realized with respect to investments made with such additional amount, provided, further, however, that (i) such amounts shall not be withdrawn from the escrow established pursuant to Section 8.15 of the Purchase Agreement except as set forth in the Escrow Agreement (as defined in the Purchase Agreement) and (ii) with respect to such amounts as may be withdrawn for purposes of paying taxes, such amounts shall not be withdrawn except to the extent the realized appreciation on the additional invested amount available for distribution is insufficient to pay such taxes. Each Original Principal shall place the required amount of funds under management of the LLC during the first twelve (12) months after the Effective Date at a rate not less than twenty-five percent (25%) of such amount per three-month period. All funds of Clark, each of the Original Principals and each Person treated as a member of the Immediate Family of any of the foregoing placed under direct or indirect management of the LLC may, in the sole discretion of the Management Board, be managed by the LLC and its Controlled Affiliates without the imposition of any investment advisory fees or profit allocations or similar costs by the LLC with respect to any account of any such Person or with respect to the interest of any such Person in any Private Fund, Offshore Fund or, to the extent not inconsistent with the tax status thereof and subject to the consent of the Manager Member (which consent shall not be unreasonably withheld), Mutual Fund to which the LLC provides Investment Management Services.

            SECTION 3.12 MISCELLANEOUS. Each Non-Manager Member agrees that the enforcement of the provisions of Sections 3.8 and 3.9 hereof, and the enforcement of the provisions of the

Employment Agreements and Non-Solicitation Agreements are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the LLC for the benefit of each of the Members. Each Non-Manager Member agrees that, due to the proprietary nature of the LLC's business, the restrictions set forth in Section 3.8 hereof and in the Employee Agreements and Non-Solicitation Agreements are reasonable as to duration and scope. If any provision contained in this Article III shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this
Article III. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law.

      Each Non-Manager Member acknowledges that the obligations and rights under Sections 3.8, 3.9 and 3.11 hereof and this Section 3.12 shall survive the termination of the employment of such Non-Manager Member with the LLC and/or the withdrawal or removal of such Non-Manager Member from the LLC, regardless of the manner of such termination, withdrawal or removal in accordance with the provisions hereof and of the relevant Employment Agreement or Non-Solicitation Agreement. Except as agreed to by the Manager Member, in advance, in a writing making specific reference to this Article III, no Non-Manager Member shall enter into any agreement or arrangement which is inconsistent with the terms and provisions of this Agreement.

            SECTION 3.13 MEMBERS. Members, in their capacity as such, shall have no right to amend or terminate this Agreement or to appoint, select, vote for or remove the Manager Member, the Officers or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided in this Agreement.


          ARTICLE IV - CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS.

      SECTION 4.1 CAPITAL ACCOUNTS.

            (a) There shall be established for each Member a Capital Account which shall initially be equal to the Capital Account of such Member as set forth on Schedule A hereto. No Member shall have the right to withdraw any part of his (including his predecessors in interest) Capital Account (including, without limitation, such Member's Capital Contributions) until the dissolution and winding up of the LLC, except as distributions pursuant to this Article IV may represent returns of capital, in whole or in part. No Member shall be entitled to receive any interest on any Capital Account balance (including, without limitation, such Member's Capital Contributions). No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. Except as may be agreed to in connection with the issuance of additional LLC Interests, as specifically set forth herein (including, without limitation in Section 4.3 hereof), or as may be required under applicable law, the Members shall not be required to make any further contributions to the LLC. No Member shall make any contribution to the LLC without the prior consent of the Manager Member, except Required Capital Contributions pursuant to Section 4.3 hereof, reservations of Operating Cash Flow not utilized in a particular fiscal year or, at the option of any Non-Manager Member, to fund any portion of any amounts by which regular operating expenses exceed Operating Cash Flow.

            (b) The Capital Account of each Member shall be adjusted in the following manner. Each Capital Account shall be increased by such Member's allocable share of income and gain, if any, of the LLC (as well as the Capital Contributions made by a Member after the Effective Date) and shall be decreased by such Member's allocable share of deductions and losses, if any, of the LLC, and by the amount of all distributions made to such Member. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Member is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional LLC Interests as set forth in Section 5.5(c) hereof. Capital Accounts may also be adjusted upon the Transfer of LLC Interests as set forth in Section 5.2(b).

      SECTION 4.2 ALLOCATIONS.

            (a) Subject to Sections 4.2(c), 4.2(e) and 4.6 hereof, all items of LLC income and gain shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

                  (i) first, items of income and gain shall be allocated to the
            Manager Member in an amount equal to (A) Free Cash Flow for such quarter, multiplied by a fraction, the numerator of which is the number of LLC Points held by the Manager Member on the first day of such quarter, and the denominator of which is the sum of the number of LLC Points outstanding and the number of Reserved Points on the first day of such quarter plus (B) the product of (1) the aggregate of any Offshore Adjustment for all Offshore Funds for such quarter,
            (2) the Free Cash Flow Percentage, and (3) a fraction, the numerator of which is the number of LLC Points held by the Manager Member on the first day of such quarter, and the denominator of which is the sum of the number of LLC Points outstanding and the number of Reserved Points on the first day of such quarter;

                  (ii) second, items of income and gain, if any, shall be
            allocated to the Manager Member until the Manager Member has been allocated cumulative income and gain under Section 4.2(c)(i) and this Section 4.2(a)(ii) equal to the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(b)(ii), 4.2(b)(iii) and 4.2(d);

                  (iii) third, items of income and gain, if any, shall be
            allocated among all Non-Manager Members who are not Original Principals and not Clark in accordance with (and in proportion to) each such Non-Manager Member's respective number of LLC Points on the first day of such quarter, until the aggregate amount of such items allocated to Non-Manager Members who are not

            Original Principals and not Clark equals (A) Free Cash Flow for such quarter, multiplied by a fraction, the numerator of which is the number of LLC Points held by all such Non-Manager Members who were Members of the LLC on the first day of such quarter, and the denominator of which is the sum of the number of LLC Points outstanding and the number of Reserved Points on the first day of such quarter plus (B) the product of (1) the aggregate of any Offshore Deemed Revenues for such quarter in all Offshore Funds the fiscal year of which ends during such quarter, (2) the Free Cash Flow Percentage, and (3) a fraction, the numerator of which is the time-weighted average number of LLC Points held by the Non-Manager Members who are not Original Principals and not Clark on the first day of such quarter (after giving effect, for the purposes of time-weighting, to the balance of such quarter), and the denominator of which is the sum of the number of LLC Points outstanding and the number of Reserved Points on the first day of such quarter;

                  (iv) fourth, if and to the extent that any Original Principals and Clark are Members of the LLC, items of income and gain, if any, shall be allocated among all Original Principals and Clark in accordance with (and in proportion to) each Original Principal's respective number of LLC Points on the first day of such quarter, until the aggregate amount of such items allocated to the Original Principals equals the amount, if any, by which (A) Free Cash Flow of the LLC for such quarter exceeds (B) the sum of the cumulative items of income and gain allocated to the Manager Member and the Non-Manager Members who are not Original Principals and not Clark pursuant to the preceding paragraphs of this Section 4.2(a); provided, however, that for purposes of this Section 4.2(a)(iv), each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the first day of such quarter; and

                  (v) finally, all remaining items of LLC income and gain, if any, shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of LLC Points on the first day of such quarter; provided, however, that for purposes of this Section 4.2(a)(v), each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the first day of such quarter.

            (b) Subject to Sections 4.2(d), 4.2(e) and 4.6 hereof, all items of LLC loss and deduction shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

                  (i) first, all items of LLC loss and deduction for such
            quarter shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each such Non-Manager Member's respective number of LLC Points on the first day of such quarter until, after giving effect to the allocation of the items of income and gain for such quarter under Section 4.2(a) as well as all Required Capital Contributions for such quarter, all Capital Accounts of Non-Manager Members have been reduced to zero (0), provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0) but thereafter all items of LLC loss and deduction for such quarter shall be allocated among the other Non-Manager Members which have positive balances in their capital accounts pro-rata on the basis set forth in this paragraph (i); provided, however, that for purposes of this
            Section 4.2(b)(i), each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the first day of such quarter;

                  (ii) second, all items of LLC loss and deduction for such
            quarter not allocated to the Non-Manager Members under Section 4.2(b)(i) hereof shall be allocated to the Manager Member until its Capital Account shall have been reduced to zero (0); and

                  (iii) finally, all items of LLC loss and deduction for such quarter not allocated to the Members pursuant to the preceding paragraphs of this Section 4.2 shall be allocated among all Members in accordance with (and in proportion to) each Member's respective number of LLC Points on the first day of such quarter; provided, however, that for purposes of this Section 4.2(b)(iii), each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the first day of such quarter.

            (c) If the LLC has a net gain from any sale, exchange or disposition of all, or substantially all, of the assets of the LLC, then that net gain shall be allocated among the Members as follows:

                  (i) first, items of gain, if any, shall be allocated to the
            Manager Member until the Manager Member has been allocated cumulative gain which, together with income and gain previously allocated to the Manager Member under Section 4.2(a)(ii) hereof, equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(b)(ii), 4.2(b)(iii) and 4.2(d) hereof;

                  (ii) thereafter, items of gain, if any, shall be allocated among the Members in accordance with (and in proportion to) their respective number of LLC Points as of the effective date of the transaction; provided, however, that for purposes of this Section 4.2(c)(ii), each Original Principal and Clark will be treated as of he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the effective date of the transaction.

            (d) If the LLC has a net loss from any sale, exchange or other disposition of all, or substantially all, of the assets of the LLC, then that net loss shall be allocated among the Members in accordance with (and in proportion to) their respective number of LLC Points as of the effective date of the transaction, provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0), unless all Members' Capital Accounts have then been reduced to zero (0) and, provided further, that for purposes of this Section 4.2(d), each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the effective date of the transaction.

            (e) In the event that during any calendar quarter (or any fiscal year) there is any change of Members or LLC Points (whether as a result of the admission of an Additional Non-Manager Member, the redemption by the LLC of all (or any portion of) any Non-Manager Member's LLC Points, a Transfer of any LLC Points, Reserved Points or otherwise), the following shall apply: (i) such change shall be deemed to have occurred as of the end of the last day of the quarter in which such change actually occurred, (ii) the books of account of the LLC shall be closed effective as of the close of business on the effective date of any such change as set forth in clause (i) and such fiscal year shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction shall be determined (on the closing of the books basis) for the portion of such fiscal year ending with the date on which the books of account of the LLC are so closed, and (iv) each such item for such portion of such fiscal year shall be allocated (pursuant to the provisions of this Section 4.2) to those persons who were Members during such portion of such fiscal year in accordance with their respective LLC Points during such period. For purposes of this Agreement, unless it is the last day of a quarter, the Effective Date shall be deemed to be the first day of a quarter; provided, however, that only items of income, gain, loss or deduction accrued after the actual Effective Date shall be treated as items of income, gain, loss or deduction of the LLC.

      SECTION 4.3 CAPITAL CONTRIBUTION FOR OFFSHORE SHORTFALLS.

            (a) By no later than the thirtieth (30th) day (the "Due Date") following the end of each fiscal quarter of the LLC, each Original Principal and Clark shall be required to make a Capital Contribution to the LLC in an amount equal to his Offshore Shortfall for that quarter (the "Required Capital Contributions"). Unless otherwise determined by a writing signed by each of the Original Principals and Clark who is then a Member (and delivered to the LLC and the Manager Member), the Offshore Shortfall for each Original Principal or Clark shall equal the product of the aggregate Offshore Shortfall and a fraction the numerator of which is the number of LLC Points held by such Original Principal or Clark on the first day of such quarter and the denominator of which is the number of LLC Points held by all Original Principals or Clark on the first day of such quarter. For purposes hereof, each Original Principal and Clark will be treated as if he holds, in addition to his LLC Points, that number of LLC Points equal to the number of Reserved Points set forth opposite his name on Schedule A hereto as of the effective date of the transaction.

            (b) All Required Capital Contributions shall be paid to the LLC by transfer (by wire or otherwise) of immediately available funds (or by such other means as an Original Principal or Clark and the Manager Member may agree) on or before the Due Date for that Required Capital Contribution.

            (c) If an Original Principal or Clark fails to pay his Required Capital Contribution under this Section 4.3 on the Due Date therefor, then the LLC or the Manager Member shall notify such Original Principal or Clark of such failure within two (2) days after such payment is due (which notice may be by telephone followed by confirmation by telecopy (receipt confirmed), overnight carrier or registered or certified mail), provided that the failure to give such notice shall not affect the liability of such Original Principal or Clark to make such Required Capital Contribution or subject the LLC or any Member (including, without limitation, the Manager Member, but excluding such Original Principal or Clark) to any liability hereunder or otherwise. An Original Principal or Clark who fails to make Required Capital Contribution prior to the expiration of seven (7) days after such notice (the "Date of Default") shall be a "Defaulting Member." The obligation of a Defaulting Member to make a Required Capital Contribution shall bear interest from and after the Date of Default at a rate equal to the Prime Rate plus five percent (5%) per annum, which interest shall compound quarterly. Any distributions or other payments by the LLC or the Manager Member to which the Defaulting Member would otherwise be entitled pursuant to this Agreement (including, without limitation, pursuant to Sections 4.4, 4.5 and 4.6 hereof) shall be applied by the LLC or the Manager Member to the debt of the Defaulting Member hereunder until such debt shall be repaid and any such distribution or other payment shall be deemed to have been distributed or paid to the Defaulting Member. In addition, any discretionary bonus or other discretionary payment (as opposed to regular salary) to which the Defaulting Member would otherwise be entitled pursuant to the provisions of Section 3.5 or otherwise, shall be applied by the LLC to the debt of the Defaulting Member hereunder until such debt shall be repaid.

      Any Defaulting Member shall also pay, on demand, all costs, including court costs and reasonable attorneys' fees, paid or incurred by the LLC or the Manager Member in collecting a Required Capital Contribution from a Defaulting Member. If the Defaulting Member fails to make such payments immediately after the demand for payment thereof, then provisions of the foregoing paragraph shall apply to such amounts as if the demand were a notice of default (and the date thereof were the Date of Default), with the seventh day preceding such notice being the Due Date.

      The provisions of this Section 4.3(c) are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the LLC exceed the maximum amount of interest permitted by law, and in the event any interest hereunder were to exceed the maximum amount of interest permitted by law, such excess interest shall be deemed to be a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, be credited on the principal amount of the obligation of the Defaulting Member for his share of a Offshore Shortfall outstanding and, to the extent such a credit is insufficient, be refunded.

      SECTION 4.4 DISTRIBUTIONS.

            (a) Subject to Section 4.5 hereof, from and after the date hereof, within thirty (30) days after the end of each calendar quarter, in each case if and to the extent cash is available therefor (taking into account the use or reservation of Operating Cash Flow (as adjusted in accordance with the parenthetical set forth in the first sentence of Section 3.5(a)) from such quarter), the Manager Member shall, based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof (after approval thereof by the Manager Member), cause the LLC to:

                  (i) First, distribute to the Manager Member, cash in the
            amount of the sum of (A) the Free Cash Flow allocated to the Manager Member pursuant to Section 4.2(a)(i)(A) for such quarter (and for any previous quarter to the extent not previously distributed), reduced by the Manager Member's pro-rata share of any reservations from Free Cash Flow pursuant to Section 4.4(c), by the portion of UBT allocated to the Manager Member pursuant to Section 4.6(g) for such quarter and being paid from Free Cash Flow pursuant to Section
            9.5 and by the portion of any accrued performance fees that were allocated to the Manager Member in such quarter but not paid in such quarter, and increased by the aggregate amount of any performance fees paid in such quarter that were allocated to the Manager Member in a previous quarter, plus (B) if such quarter end is the first quarter end following the fiscal year end of any Offshore Fund(s), the sum of any allocations to the Manager Member pursuant to Section 4.2(a)(i)(B) with respect to such Offshore Fund(s) for such quarter (and for any previous quarter to the extent not previously distributed); provided, that if cash is available to be distributed to the Manager Member pursuant to this Section 4.1(a)(i) and the LLC does not distribute such available amount to the Manager Member (other than through the fault of the Manager Member) or to the extent cash is not available because Operating Cash Flow and amounts previously reserved from Operating Cash Flow were not sufficient to meet actual expenses of the LLC, then the obligation of the LLC to make such a distribution (or such portion) shall bear interest from and after the thirtieth (30th) day after such quarter end at the Prime Rate plus five percent (5%) per annum, compounded quarterly. Such interest shall be an expense paid from Operating Cash Flow and shall not constitute a distribution under this Section 4.4(a).

                  (ii) Second, if such quarter end is the first quarter end
            following the fiscal year end of any Offshore Fund(s), distribute to each Non-Manager Member who is not an Original Principal or Clark, cash in the amount of the sum of any allocations to such Non-Manager Member pursuant to Section 4.2(a)(iii)(B) with respect to such Offshore Fund(s) for such fiscal year (and for any previous such fiscal year to the extent not previously distributed).

                  (iii) Third, distribute to each Non-Manager Member cash in an amount equal to the allocations to such Non-Manager Member under
            Section 4.2(a)(iii)(A) and Section 4.2(a)(iv) for such quarter (and for any previous quarter to the extent not then distributed), reduced by (A) such Non-Manager Member's pro-rata portion (as among all Members) of any reservations from Free Cash Flow pursuant to Section 4.4(c) and by the portion of UBT allocated to such Non-Manager Member pursuant to Section 4.6(g) for such quarter and being paid from Free Cash Flow pursuant to Section 9.5, (B) the portion of any accrued performance fees that were allocated to such Non-Manager Member in such quarter but not paid in such quarter and (C) such Non-Manager Member's pro-rata portion (as among all Non- Manager Members) of any amount by which cumulative amounts of deduction and loss allocated to all Members under Section 4.2(b) exceed the cumulative amount of income and gain allocated to all Non-Manager Members under Section 4.2(a)(v), and increased by
            (D) if such quarter end is the first quarter end following the fiscal year end of any Offshore Fund(s), the sum of any allocations to such Non-Manager Member pursuant to Section 4.2(a)(iii)(B) with respect to such Offshore Fund(s) for such quarter (and for any previous quarter to the extent not previously distributed) and (E) the aggregate amount of any performance fees paid in such quarter that were allocated to such Non-Manager Member in a previous quarter.

      In addition, the Management Board may, in its sole discretion, use any available cash of the LLC to make any or all of the foregoing distributions. Notwithstanding anything else set forth herein to the contrary, no distribution shall be made to a Member if and to the extent that after giving effect to such distribution such Member would have a negative Capital Account after giving effect to the allocations of income, gain, deduction and loss for the quarter ended prior to the date of such distribution.

            (b) Subject to reservations pursuant to Section 4.4(c) and UBT being paid from Free Cash Flow pursuant to Section 9.5 and subject to any timing differences in Section 4.4(a)(i)(A) and (B) and Section 4.4(a)(iii) relating to performance fees and the Offshore Funds, after the end of each fiscal year of the LLC, the Manager Member shall, based on the audited financial statements prepared in accordance with Section 9.3 hereof, cause the LLC to make a special distribution of any and all Free Cash Flow for the preceding fiscal year that was allocated but not previously distributed, at such time and to the extent cash is available therefor.

            (c) The Manager Member may, from time to time, with the consent of the Management Board, reserve and not distribute portions of Free Cash Flow for any purpose that is in the interest of the LLC, including, without limitation, to increase the net worth of the LLC, and to make capital expenditures. Any such reservation would be made from all Members pro-rata in accordance with LLC Points (treating each Non-Manager Member as if he held the number of Reserved Points set forth opposite his name on Schedule A) as of the first day of the quarter in which such reservation is made. Such funds shall be maintained in the Receipts Account (as defined below) pending the expenditure thereof.

            (d) To give effect to the foregoing, the LLC shall have two (2) bank accounts. The first account (the "Receipts Account") shall have as its authorized signatories such representatives of the Manager Member as the Manager Member shall deem appropriate or desirable. All the LLC's receipts shall be paid into the Receipts Account; provided, however, that the Manager Member shall forward no less often than once per week the revenues of the LLC with respect to the accruals for a given month from the Receipts Account to the second account (described below) until the revenues so forwarded equal the Operating Cash Flow of the LLC for such month (and previous months to the extent not so forwarded or used to pay expenses of the LLC other than Free Cash Flow Expenditures) and, thereafter, revenues with respect to that month shall be retained in the Receipts Account pending distribution or such other use thereof as may be permitted under this Agreement. The Manager Member shall use the Receipts Account to make all distributions of Free Cash Flow pursuant to this
Section 4.4 and to fund all Free Cash Flow Expenditures. The Manager Member shall retain in the Receipts Account the amount which gives rise to the right to make distributions pursuant to Section 4.4(e) hereof (including, without limitation, the proceeds of sales of assets, insurance proceeds and the proceeds of issuance of additional LLC Interests). The second account shall have as its authorized signatories such Officers as may be designated by the Management Board and one (1) designee of the Manager Member. This second account shall be used by the Officers and Management Board to make all operating expense payments (including payments of salaries and bonuses) out of Operating Cash Flow. All funds of the LLC in any account subject to control of the Manager Member or the Management Board shall be invested solely in the interests of the LLC in income generating accounts or assets to the maximum extent practicable in light of the cash needs of the LLC as determined in the good faith discretion of the Manager Member or the Management Board, as applicable.

      Within thirty (30) days after the end of each calendar quarter, based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof, and within ninety-five (95) days after the end of each fiscal year of the LLC, based on the audited financial statements prepared in accordance with Section 9.3 hereof, the Manager Member shall cause such transfers between the accounts to be made as may be necessary to reconcile the accounts with the amounts of revenue designated as Operating Cash Flow and Free Cash Flow.

            (e) Except as otherwise set forth herein, all other amounts or proceeds available for distribution, if any, shall be distributed to the Members at such time as may be determined by the Manager Member; provided that any such distribution shall be made among the Members (i) in accordance with the positive balances (if any) in their respective Capital Accounts (as determined immediately prior to such distribution) until all such positive Capital Account balances have been reduced to zero (0), and (ii) thereafter, among all Members in accordance with their respective numbers of LLC Points at the time of such distribution (provided, however, that if a Member makes a Capital Contribution after the Effective Date, the Manager Member may cause the LLC to make a priority return of such Capital Contribution).

            (f) Notwithstanding any other provision of this Agreement, neither the LLC, nor the Manager Member on behalf of the LLC, shall make a distribution to any Member on account of its LLC Interests if such distribution would violate the Act or other applicable law.

      SECTION 4.5 DISTRIBUTIONS UPON DISSOLUTION; ESTABLISHMENT OF A RESERVE UPON DISSOLUTION. Upon the dissolution of the LLC, after payment (or the making of reasonable provision for the payment) of all liabilities of the LLC owing to creditors, the Manager Member, or if there is none, the Liquidating Trustee appointed as set forth in Section 8.4 hereof, shall set up such reserves as it deems reasonably necessary for any contingent, conditional or unmatured liabilities or other obligations of the LLC. Such reserves may be paid over by the Manager Member or Liquidating Trustee to a bank (or other third party), to be held in escrow for the purpose of paying any such contingent, conditional or unmatured liabilities or other obligations. At the expiration of such period(s) as the Manager Member or Liquidating Trustee may deem advisable, such reserves, if any (and any other assets available for distribution), or a portion thereof, shall be distributed to the Members (i) in accordance with the positive balance (if any) in their respective Capital Accounts (as determined immediately prior to each such distribution) until all such positive Capital Account balances have been reduced to zero (0), and (ii) thereafter, among the Members as of the date of dissolution in accordance with their respective numbers of LLC Points (including Reserved Points) as of the date of dissolution. Solely for purposes of the foregoing sentence, Clark shall, for as long as he is a Member, be deemed to have a Capital Account equal to the sum of the Capital Accounts of the Original Principals multiplied by a fraction, the numerator of which is the number of LLC Points held by him at the time of such transaction or transactions and the denominator of which is the total number of LLC Points then held by Original Principals and each other Original Principal shall be deemed to have a Capital Account equal to his Capital Account multiplied by a fraction which is one (1) minus the fraction determined above with respect to Clark. If any assets of the LLC are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro-rata in accordance with the total amounts to be distributed to each Member. Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and loss that would have been recognized by the LLC had the property being distributed been sold at Fair Market Value shall be determined and allocated to those persons who were Members immediately prior to the effectiveness of such distribution in accordance with Sections 4.3(c) and 4.3(d) hereof.

      SECTION 4.6 PROCEEDS FROM CAPITAL CONTRIBUTIONS AND THE SALE OF SECURITIES; INSURANCE PROCEEDS; CERTAIN SPECIAL ALLOCATIONS AND DISTRIBUTIONS.

            (a) Capital Contributions made by any Member after the Effective Date other than Required Capital Contributions from Original Principals, and other proceeds from the issuance of securities by the LLC may, in the sole discretion of the Manager Member, be used for the benefit of the LLC (including, without limitation, the repurchase or redemption of LLC Interests), or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately prior to the date of such contribution or issuance of securities; it being understood that in the case the proceeds are a note receivable, any such distribution shall only occur, if at all, upon receipt by the LLC of any cash in respect thereof.

            (b) In the event of the death or Permanent Incapacity of a Non-Manager Member covered by key-man life or disability insurance, as applicable, the premiums on which have been paid by the LLC, the proceeds of any such policy shall first be used by the LLC to fund (to the extent thereof) the Repurchase of LLC Interests from the Non-Manager Member in accordance with
Section 7.3 hereof and, if the proceeds exceed the amounts so required to effect such Repurchase, then the amount of such excess proceeds may, in the sole discretion of the Manager Member, be used for the benefit of the LLC, or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately following the Repurchase of the LLC Interests from such Non-Manager Member.

            (c) Items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied, except that the gross book value of the property of the LLC on the Effective Date shall be marked to the fair market value of such property based upon the purchase price paid by the Manager Member for its LLC Interest as reflected on Schedule A) on account of the property of the LLC on the Effective Date, shall be specially allocated among the Members in accordance with Capital Accounts on the Effective Date. All items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Operating Cash Flow (other than Free Cash Flow Expenditures) shall be allocated as set forth in Section 4.2(b) hereof, and all items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Free Cash Flow Expenditures shall be allocated among the Members other than Clark in the same proportion as such Members' allocated portions of Free Cash Flow were reduced in order to reserve funds for the purchase of such property.

            (d) All items of LLC loss and deduction on account of Free Cash Flow Expenditures (other than those covered by Section 4.6(c)) shall be allocated among the Members in amounts equal to the amounts that Free Cash Flow to be distributed under Section 4.4(c) was reduced for the purpose of making such Free Cash Flow Expenditure.

            (e) All items of LLC deduction arising in connection with any Offshore Shortfall shall be specially allocated in their entirety solely to the Original Principals and Clark who are then Members of the LLC in proportion to their respective contributions making up such Offshore Shortfall.

            (f) The amount, if any, of income and gain allocated to the LLC on account of the performance of Investment Management Services by the LLC on behalf of the Offshore Funds (other than any such income or gain equal to the amounts actually accrued and payable under the terms of the Offshore Management Agreements), shall be (i) allocated to the Original Principals and Clark in proportion to their LLC Points and Reserved Points and (ii) shall be deemed to have been distributed to such Original Principals and Clark, reducing the Capital Accounts of such Original Principals and Clark in accordance with
Section 4.1(b) hereof.

            (g) All items of LLC loss and deduction on account of New York City unincorporated business tax payable by the LLC on account of operations after the Effective Date ("UBT") shall be specially allocated on a quarterly basis to each Member in an amount equal to the amount of such UBT multiplied by a fraction the numerator of which is total net income of the LLC allocated (after taking into account any losses, deductions or expenses allocated under Article
IV), and guaranteed payments and bonus payments made by the LLC, to such Member, and the denominator of which is total net income of the LLC allocated (after taking into account any losses, deductions or expenses allocated under Article
IV), and guaranteed payments and bonus payments made by the LLC, to all Members for such period; provided, however, that if the provisions of New York City Administrative Code Section 11-604(18) or any successor or analog provision thereof providing for the right of corporate partners (or corporate members of limited liability companies) to claim their allocable portion of such UBT as a credit for purposes of New York City general corporation tax ("GCT") are changed so as to reduce or eliminate the right of corporations organized in the state in which the Manager Member is organized and doing business in the states in which the Manager Member does business and that have sufficient GCT liability against which to apply such credit for purposes of the GCT, then the portion of such UBT no longer so claimable as a credit because of such change in law shall be allocated pursuant to Section 4.2(b) rather than pursuant to this Section 4.6(g). In the event that the UBT otherwise payable by the LLC is reduced by reason of the step-up in the tax basis of the property of the LLC that is triggered under Section 754 of the Code upon the purchase by the Manager Member of its LLC Interest, the Manager Member's share of the UBT of the LLC otherwise determined under this Section 4.6(g) shall be reduced by the same amount.

      SECTION 4.7 FEDERAL TAX ALLOCATIONS. The Manager Member shall, in its reasonable discretion, allocate the ordinary income and losses and capital gains and losses of the LLC as determined for U.S. Federal income tax purposes (and each item of income, gain, loss, deduction or credit entering into the computation thereof), as the case may be, among the Members for tax purposes in a manner that, to the greatest extent possible: (a) reflects the economic arrangement of the Members under this Agreement (determined after taking into account the allocation provisions of Sections 4.2, 4.5 and 4.6 hereof, and the distribution provisions of Sections 4.4, 4.5 and 4.6 hereof) and (b) is consistent with the principles of Sections 704(b) and 704(c) of the Code. The Members understand and agree that, with respect to any item of property (other than cash) contributed (or deemed to be contributed for U.S. federal income tax purposes) by a Member to the capital of the LLC, the initial tax basis of such property in the hands of the LLC will be the same as the tax basis of such property in the hands of such Member at the time so contributed. The Members further understand and agree that the taxable income and taxable loss of the LLC is to be computed for Federal income tax purposes by reference to the initial tax basis to the LLC of any assets and properties contributed by the Members (and not by reference to the Fair Market Value of such assets and properties at the time contributed). The Members also understand that, pursuant to Section 704(c) of the Code, all taxable items of income, gain, loss and deduction with respect to such assets and properties shall be allocated among the Members for Federal income tax purposes so as to take account of any difference between the initial tax basis of such assets and properties to the LLC and their Fair Market Values at the time contributed, using any method authorized by the Income Tax Regulations under Section 704(c) and selected by the Manager Member, in its reasonable discretion. For purposes of maintaining the Capital Accounts of the Members, items of income, gain, loss and deduction relating to any asset or property contributed to the LLC that are required to be allocated for tax purposes pursuant to Section 704(c) of the Code shall not be reflected in the Capital Accounts of the Members.

              ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
               MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
                              NON-MANAGER MEMBERS;
                  ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS.

      SECTION 5.1 ASSIGNABILITY OF LLC INTERESTS. No LLC Interests held by any Non-Manager Member may be Transferred and no Transfer by a Non-Manager Member shall be binding upon the LLC or any Member, unless, in each case, it is expressly permitted by this Article V and the Manager Member receives an executed copy of the documents effecting such Transfer, which shall be in form and substance reasonably satisfactory to the Manager Member. A Transferee of LLC Interests may become a substitute Non-Manager Member only upon the terms and conditions set forth in Section 5.2 hereof. If a Transferee of LLC Interests of a Non-Manager Member in the LLC does not become (and until any such Transferee becomes) a substitute Non-Manager Member in accordance with the provisions of
Section 5.2 hereof, such Person shall not be entitled to exercise or receive any of the rights, powers or benefits of a Non-Manager Member other than the right, if any, to receive allocations of profits and losses and distributions which have been Transferred to such Person. No Non-Manager Member's LLC Interests may be Transferred except:

            (a) with the prior written consent of the Manager Member, which consent may be granted or withheld by the Manager Member in its reasonable discretion (provided, that the Manager Member may not withhold its consent in the case of a proposed Transfer to a bona-fide charitable organization in an amount that will be required to be Put on account of a Put Notice, for such twelve-month period previously given by the Transferring Non-Manager Member);

            (b) upon the death of such Non-Manager Member, his LLC Interests may be Transferred by will or the laws of descent and distribution without the consent of the Manager Member, but subject to the provisions of Section 7.3 hereof; and

            (c) a Non-Manager Member may Transfer LLC Interests to members of his Immediate Family (excluding for this purpose former spouses) without the consent of the Manager Member;

provided, that in each case, (i) the Transferee enters into an agreement with the LLC agreeing to be bound by the provisions hereof (and if such Transferee is, or in connection with such Transfer is becoming, an employee of the LLC and is not already a party to a Non-Solicitation Agreement, the Transferee enters into a Non-Solicitation Agreement) and (ii) whether or not the Transferee enters into such an agreement, the Transferred LLC Interests shall thereafter remain subject to this Agreement (and, if applicable, the relevant Non-Solicitation Agreement) to the same extent they would be if held by such Non-Manager Member; provided, however, that the provisions of Sections 3.7, 3.8 and 3.9 will not, solely by virtue of such Transfer, apply to any Transferee unless such Transferee is an employee of the LLC (or any of its Controlled Affiliates) or such Transferee is a Controlled Affiliate of such an employee or the LLC (although if such provisions were otherwise applicable to such Transferee, they will continue to apply to such Person).

      For all purposes of this LLC Agreement, any Transfers of LLC Interests shall be deemed to occur as of the end of the last day of the calendar quarter in which any such Transfer would otherwise have occurred. Upon any Transfer of LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

      No LLC Interests of a Non-Manager Member in the LLC may be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made without the prior consent of the Management Board and the Manager Member; provided that the consent of the Manager Member will not be unreasonably withheld if the purpose of any such pledge or encumbrance is to secure financing to enable the Transferee to purchase LLC Interests.

      SECTION 5.2 SUBSTITUTE NON-MANAGER MEMBERS.

            (a) No Transferee of LLC Interests of a Non-Manager Member shall become a Member except in accordance with this Section 5.2. The Manager Member may admit, in its sole discretion as a substitute Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person), any Person that acquires LLC Interests by Transfer from another Non-Manager Member pursuant to Section 5.1 hereof, or that acquires LLC Interests from the Manager Member pursuant to Section 6.1 hereof. The admission of a Transferee as a substitute Non-Manager Member shall, in all events, be conditioned upon the execution of an instrument satisfactory to the Manager Member whereby such Transferee becomes a party to this Agreement as a Non-Manager Member as well as compliance by such Transferee with the provisions of Section 3.7 hereof. Upon the admission of a Transferee as a substitute Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto, and such Person shall cease to be a "Transferee" for purposes of this Agreement.

            (b) Immediately prior to the effectiveness of (x) the admission of a Transferee of LLC Interests of a Non-Manager Member as a substitute Non-Manager Member with respect to such LLC Interests pursuant to the provisions of this
Section 5.2, or (y) the admission of a Transferee of LLC Interests from the Manager Member as an additional Non-Manager Member with respect to such LLC Interests, the Manager Member may, in its sole discretion, elect to revalue the Capital Accounts of all the Members effective immediately prior to such admission. If the Manager Member elects, in its sole discretion, to revalue the Capital Accounts of all the Members, then the Capital Accounts of all the Members shall be adjusted as follows:

                  (i) the Manager Member shall determine the proceeds which
            would be realized if the LLC sold all its assets immediately prior to the effectiveness of such admission, for a price equal to the Fair Market Value of such assets determined as provided for herein, and

                  (ii) The Manager Member shall allocate amounts equal to the net gain or net loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to the effectiveness of such admission, in accordance with the provisions of Section 4.2(c) or Section 4.2(d) hereof, as applicable.

      SECTION 5.3 ALLOCATION OF DISTRIBUTIONS BETWEEN TRANSFEROR AND TRANSFEREE; SUCCESSOR TO CAPITAL ACCOUNTS.

            (a) Upon the Transfer of LLC Interests pursuant to this Article V, distributions pursuant to Article IV after the date of such Transfer shall be made to the Transferee at the date of distribution, unless the Transferor and Transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the Transferor and Transferee. In connection with a Transfer by a Member of LLC Points or Reserved Points, the Transferee shall succeed to a pro-rata (based on the percentage of such Member's LLC Points or Reserved Points Transferred) portion of the Transferor's Capital Account, unless the Transferor and Transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the Transferor and Transferee and, unless such agreement makes no change other than to reserve to the Transferor all or a portion of distributions pursuant to Article IV or sales price pursuant to Article VII, consented to by the Manager Member.

            (b) Upon a Transfer of LLC Interests but prior to the Transferee being admitted as a substitute Member with respect to such LLC Interests, the Transferee shall receive allocations and distributions pursuant to the provisions of Sections 4.2, 4.4, 4.5, 4.6 and 4.7 hereof as if such Transferee were a Manager Member, Non-Manager Member who is an Original Principal or Clark or Non-Manager Member who is not an Original Principal or Clark to the same extent and proportionately with the Transferor of such LLC Interests. For all other purposes of this Agreement (including, without limitation, the provisions of Section 4.3, Article VII (except to the extent the LLC and the Manager Member or AMG have been directed in writing to make payments of the proceeds of a Put, a Call or a Repurchase to the Transferee of such LLC Interests)), upon a Transfer of LLC Interests but prior to the Transferee being admitted as a substitute Member with respect to such LLC Interests, the Transferor shall be treated as holding the LLC Interests so Transferred.

      SECTION 5.4 RESIGNATION, REDEMPTIONS AND WITHDRAWALS. No Non-Manager Member shall have the right to resign, to cause the redemption of its LLC Interests, in whole or in part, or to withdraw from the LLC, except (a) with the consent of the Manager Member, or (b) as is expressly provided for in Article VII hereof. Upon any resignation, redemption or withdrawal, the Non-Manager Member shall only be entitled to the consideration, if any, provided for by
Article VII hereof. Upon the resignation, redemption or withdrawal, in whole or in part, by a Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto. Notwithstanding the foregoing, without any action on his part or on the part of the LLC, the Management Board or any Member, effective March 31, 1999, Clark shall automatically cease to be a Member of the LLC and his interest in the LLC shall be reallocated among the Original Principals who are Members at such time, in proportion to their respective LLC Points and Reserved Points, and the Manager Member shall make appropriate revisions to Schedule A hereto.

      SECTION 5.5 ISSUANCE OF ADDITIONAL LLC INTERESTS.

            (a) Additional Non-Manager Members (the "Additional Non-Manager Members" and each an "Additional Non-Manager Member") may be admitted to the LLC and such Additional Non-Manager Members may be issued LLC Interests, only upon approval of the Management Board and the consent of the Manager Member and upon such terms and conditions as may be established by the Manager Member with the consent of the Management Board (including, without limitation, upon such Additional Non-Manager Member's execution of an instrument satisfactory to the Manager Member whereby such Person becomes a party to this Agreement as a Non-Manager Member as well as, in the case of employees of the LLC (or its Controlled Affiliates) or any Controlled Affiliate of any such employee, such Person's compliance with the provisions of Section 3.7 hereof); provided, that, the Management Board and the Manager Member shall take all commercially reasonable steps to ensure that there are at least three (3) Non- Manager Members at all times.

            (b) Except as provided by Section 5.4, existing Non-Manager Members may be issued additional LLC Interests by the LLC only with the consent of, and upon such terms and conditions as may be established by the Management Board with the consent of the Manager Member. The Manager Member may only be issued additional LLC Interests by the LLC upon approval by the Management Board.

            (c) Each time other than as provided by Section 5.4 additional LLC Interests are issued, the Capital Accounts of all the Members (other than Clark) shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets determined as provided herein, and (ii) the Manager Member shall allocate amounts equal to the net gain or net loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to the effectiveness of such issuance in accordance with the provisions of Section 4.2(c) or Section 4.2(d) hereof, as applicable (provided, that LLC Points and Reserved Points of Clark shall be deemed to have been allocated in accordance with the last sentence of
Section 5.4 at the time provided therein).

            (d) Upon the issuance of additional LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

      SECTION 5.6 ADDITIONAL REQUIREMENTS. As additional conditions to the validity of (x) any Transfer of a Non-Manager Member's LLC Interests (pursuant to Section 5.1 above), or (y) the issuance of additional LLC Interests (pursuant to Section 5.5 above), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the LLC or any class of its securities to become subject to registration under the Exchange Act, (iii) cause the LLC to become subject to regulation as an "investment company" under the 1940 Act and the rules and regulations of the SEC thereunder, (iv) result in the termination of any contract to which the LLC is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the LLC provides Investment Management Services or Brokerage Services is material), (v) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for Federal or state income tax purposes or (vi) violate any laws of any jurisdiction of organization of any Offshore Fund.

      The Manager Member may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel, which expense shall be borne by the parties to such transaction (and to the extent the LLC is such a party, shall be paid from Operating Cash Flow).

      To the fullest extent permitted by law, any Transfer that violates the conditions of this Section 5.6 shall be null and void.

      SECTION 5.7 TRANSITION PLANNING WITH RESPECT TO CERTAIN CLIENTS.

            (a) It shall be a condition precedent to the exercise by any Original Principal of a Put of any of his or its LLC Interests or a Repurchase upon termination of employment from an Original Principal, that each Offshore Management Agreement shall provide that, effective upon completion of a sale of LLC Points by such Original Principal or Transferee thereof pursuant to Article VII, the formulas for determination of the Performance Fee payable to the LLC pursuant to such agreements shall be increased by an amount correlative to the proportion of the amount allocable to Manager Shares or other profit allocation or performance fee structure represented by a fraction, the numerator of which is the number of LLC Points being sold at that time by such Original Principal or Transferee, and the denominator of which is the number of LLC Points of the Original Principals and their Transferees at the time of the first such sale by any of the Original Principals or their Transferees. The LLC and each of the Non-Manager Members shall use all commercially reasonable efforts to cause the LLC and each of the Offshore Funds to comply with this Section 5.7. Notwithstanding any other provision of this Agreement to the contrary, this covenant shall survive the withdrawal or removal of a Non-Manager Member from the LLC. No Non-Manager Member shall enter into any agreement or arrangement or take any action which is inconsistent with the terms of this Section 5.7, and the Non-Manager Members shall use all commercially reasonable efforts to prevent the LLC or any of the Offshore Funds from entering into any agreement or arrangement or taking any action which is inconsistent with the terms of this
Section 5.7.

            (b) Each of the Original Principals hereby covenants and agrees that, without the prior written consent of the Manager Member, such Original Principal shall not permit any Offshore Related Partnership to cause or otherwise permit the Offshore Fund in which any such Offshore Related Partnership holds interests to (A) terminate the LLC as Investment Advisor to such Offshore Fund (B) or otherwise modify the LLC's relationship with such Offshore Fund (including, without limitation, any amendment to the relevant Offshore Management Agreement or organizational documents of such Offshore Fund) either (I) in a manner that would have the effect of benefitting one or more of the Original Principals, Non-Manager Members or members of their Immediate Family to the detriment of the LLC or the Manager Member or AMG or (II) under any circumstances, to effect any change in the arrangements described in Section 5.7(a).

      SECTION 5.8 REPRESENTATION OF MEMBERS. The Manager Member and each Non-Manager Member (including each Additional Non-Manager Member) hereby represents and warrants to the LLC and each other Member, and acknowledges, that
(a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) the LLC Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by such Member do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, or any agreement or instrument to which it is a party or by which it is bound.


                ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
                     MANAGER MEMBER; REDEMPTION, REMOVAL
                                AND WITHDRAWAL

      SECTION 6.1 ASSIGNABILITY OF INTEREST.

            (a) Except as set forth in this Section 6.1, without the approval of the Management Board, none of the LLC Interests of AMG or its Affiliates may be Transferred; provided, however, (i) it is understood and agreed that, in connection with the operation of the businesses of AMG and the Manager Member (including, without limitation, the financing of its LLC Interests and direct or indirect interests in additional investment management companies), the LLC Interests of AMG and its Affiliates will be pledged and encumbered, and holders of liens on such LLC Interests shall have, and be able to exercise, the rights of secured creditors with respect to such LLC Interests, (ii) AMG and its Affiliates may sell some (but not a majority) of their LLC Interests to a Person who is not a Member but who is an Officer or employee of the LLC or who becomes an Officer or employee of the LLC in connection with such issuance, or a Person wholly owned by any such Person, (iii) AMG and its Affiliates may sell some (but not a majority) of their LLC Interests to existing Non-Manager Members, and (iv) AMG and its Affiliates may sell all or any portion of their LLC Interests to AMG or any Controlled Affiliate of AMG, which shall thereafter be subject to the provisions contained herein with respect to the Manager Member or AMG; provided, however, that without the approval of the Management Board there shall be only one Manager Member. Notwithstanding anything else set forth herein, the Manager Member may, with the approval of the Management Board, sell all its LLC Interests in a single transaction or a series of related transactions, and, in any such case, each of the Non-Manager Members shall be required to sell, in the same transaction or transactions, all their LLC Interests; provided, that the price to be received by all the Members shall be allocated among the Members as follows: (a) an amount equal to the sum of the positive balances, if any, of the Capital Accounts shall be allocated among the Members having such Capital Accounts in proportion to such positive balances, and (b) the excess, if any, shall be allocated among all Members in accordance with their respective number of LLC Points at the time of such sale. Upon any of the foregoing transactions, the Manager Member shall make the appropriate revisions to Schedule A hereto. Solely for purposes of the foregoing sentence, Clark shall, for as long as he is a Member, be deemed to have a Capital Account equal to the sum of the Capital Accounts of the Original Principals multiplied by a fraction, the numerator of which is the number of LLC

Points held by him at the time of such transaction or transactions and the denominator of which is the total number of LLC Points then held by Original Principals and each other Original Principal shall be deemed to have a Capital Account, equal to his Capital Account multiplied by a fraction which is one (1) minus the fraction determined above with respect to Clark.

            (b) In the case of any Transfer upon foreclosure pursuant to Section 6.1(a)(i) above, each Transferee shall sign a counterpart signature page to this Agreement agreeing thereby to become either a Non-Manager Member or a Manager Member (provided, however, that once one such other Transferee elects to become a Manager Member, no Transferee (other than a subsequent Transferee of such new Manager Member) may elect to be a Manager Member hereunder). If the Transferees pursuant to Section 6.1(a)(i) above receive all the Manager Member's LLC Interests, and none of such Transferees elects to become a Manager Member, then that shall be deemed to be an event of withdrawal by the Manager Member. If, however, one of the Transferees elects to become a Manager Member, and executes a counterpart signature page to this Agreement agreeing thereby to become a Manager Member, then notwithstanding any other provision hereof to the contrary, the old Manager Member shall thereupon be permitted to withdraw from the LLC as Manager Member.

            (c) In the case of a Transfer pursuant to the penultimate sentence of Section 6.1(a) above, the Manager Member shall be deemed to have withdrawn, and its Transferee shall be deemed to have become the Manager Member.

      SECTION 6.2 RESIGNATION, REDEMPTION, AND WITHDRAWAL.

            (a) To the fullest extent permitted by law, except as set forth in
Section 6.1 hereof, without approval by the Management Board, the Manager Member shall not have the right to resign or withdraw from the LLC as Manager Member. With approval by the Management Board, the Manager Member may resign or withdraw as Manager Member upon prior written notice to the LLC. Without approval by the Management Board, the Manager Member shall have no right to have all or any portion of its LLC Interests redeemed. Any resigned or withdrawn Manager Member shall retain its interest in the capital of the LLC and its other economic rights under this Agreement as a Non-Manager Member having the number of LLC Points held by the Manager Member prior to its resignation or withdrawal. If a Manager Member who has resigned or withdrawn no longer has any economic interest in the LLC, then upon such resignation or withdrawal, such Person shall cease to be a Member of the LLC. The Manager Member may not be removed by the Members of the LLC for any reason.

            (b) If the Manager Member is subject to the prohibitions set forth in Section 9(a) of the 1940 Act (an "Ineligible Manager") and none of the Mutual Funds, the LLC or the Manager Member has been able either to obtain an order from the SEC permitting the LLC to continue acting as investment adviser to the Mutual Funds, or otherwise to obtain appropriate comfort as set forth in a written opinion of counsel reasonably acceptable to the Management Board that the LLC may continue acting as investment adviser to the Mutual Funds, then the Ineligible Manager shall withdraw as Manager Member, notwithstanding any other provision of this Agreement to the contrary. Immediately prior to any such withdrawal, the Ineligible Manager shall designate another Person, in its reasonable discretion, who is not subject to the prohibitions set forth in

Section 9(a) of the 1940 Act to be Manager Member and, notwithstanding any other provision of this Agreement to the contrary, the Ineligible Manager may Transfer all or any portion of its LLC Interests to such Person and upon such terms and conditions as may be set by the Ineligible Manager in its sole discretion (including, without limitation, the condition that such Person return to the Ineligible Manager all or any portion of its LLC Interests at such time or times as may be set by the Ineligible Manager in its sole discretion and to the terms and conditions required by Section 5.6). In addition, notwithstanding anything else set forth herein to the contrary, the Person so designated to become the Manager Member may be required to withdraw as Manager Member whereupon the Ineligible Manager shall again become the Manager Member conditioned upon either
(i) the Ineligible Manager no longer being subject to the prohibitions set forth in Section 9(a) of the 1940 Act, (ii) the Mutual Funds, the LLC or the Ineligible Manager obtaining an order from the SEC permitting the LLC to act as investment adviser to the Mutual Fund with the Ineligible Manager as Manager Member, or (iii) the Mutual Funds, the LLC or the Ineligible Manager otherwise obtaining an opinion of counsel reasonably satisfactory to the Management Board that the LLC may act as investment adviser to the Mutual Funds with the Ineligible Manager as Manager Member.


                ARTICLE VII - PUTS AND CALLS  OF LLC INTERESTS

      SECTION 7.1 PUTS.

            (a) Each Non-Manager Member may, subject to the terms and conditions set forth in this Section 7.1, cause AMG to purchase portions of the LLC Interests held by such Non-Manager Member in the LLC (each a "Put").

            (b) Each Original Principal may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase from such Original Principal on the last business day in February (or, if later in any year starting in the year 2003, the month end after which the Manager Member has had the information necessary to determine the Put Price for a period of not less than fifteen (15)
days) starting with such date in the year 2003 (each a "Purchase Date"), all or a portion of the LLC Interests held by such Original Principal as of the Effective Date. It is a condition precedent to the exercise by any Original Principal of a Put that such Original Principal, the LLC, the Offshore Related Partnerships and the Offshore Funds shall have complied with the provisions of
Section 5.7 hereof.

            (c) Each Non-Manager Member who is not entitled to any rights under
Section 7.1(b) may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase from such Non-Manager Member any number of LLC Points that is less than or equal to ten percent (10%) of the LLC Points issued or Transferred to such Non-Manager Member at any time (including, without limitation, pursuant to the Incentive Program or upon the exercise of any options granted under the Incentive Program) as of any five (5) separate Purchase Dates (but only up to an aggregate of a number of LLC Points as is equal to fifty percent (50%) of the LLC Points issued or Transferred to such Non-Manager Member), starting on the first Purchase Date which is at least five
(5) years following the date of a particular issuance or Transfer (with LLC Interests acquired upon exercise of an option being deemed to have been acquired on the date of grant of such option and with Clark's interests that are reallocated to the Original Principals being deemed to have been acquired by them on the Effective
Date).

            (d) If a Non-Manager Member desires to exercise his rights under
Section 7.1(b) or 7.1(c) above, he shall give AMG, each other Non-Manager Member and the LLC irrevocable written notice (a "Put Notice") on or prior to the preceding December 31 (the "Notice Deadline"), stating that he is electing to exercise such rights and the number of LLC Points (the "Put LLC Points") to be sold in the Put. Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be completed as follows: AMG shall purchase from each Non-Manager Member that number of Put LLC Points designated in the Put Notice; provided, however, that, prior to the tenth
(10th) anniversary of the Effective Date, in no event shall the aggregate number of LLC Points AMG is required to purchase on any Purchase Date under Section 7.1(b) and Section 7.1(c), together with all LLC Points purchased by the Manager Member pursuant to Puts under Section 7.1(b) and Section 7.1(c) within twelve
(12) months prior to such Purchase Date, exceed two and one-half (2.5) LLC Points; and, provided further, that in the case of a Put under Section 7.1(c) above, in no event shall AMG be required to purchase LLC Points in excess of either (A) the maximum number permitted by Section 7.1(c) above with respect to that Non-Manager Member, that portion of his LLC Points and that year, or (B) the aggregate number of LLC Points that may be Put by that Non-Manager Member with respect to that portion of the LLC Points issued or transferred to him. If the number of LLC Points for which Put Notices are received under Section 7.1(b) and Section 7.1(c) before the Notice Deadline for any such twelve (12) month period prior to the tenth (10th) anniversary of the Effective Date exceeds two and one-half (2.5) LLC Points, then AMG shall purchase an aggregate of two and one-half (2.5) LLC Points from among all Non-Manager Members who have provided timely Put Notices in such proportion as shall result in each such Non-Manager Member (together with his Transferees) having sold under Section 7.1(b) and
Section 7.1(c) an aggregate percentage of the highest number of LLC Points held by such Member and his Transferees at any time after the Effective Date that is as nearly the same as practicable.

            (e) The purchase price for a Put (the "Put Price") shall be an amount (which is intended to be a proxy for fair market value) equal to (A) eight and one-half (8.5) multiplied by the amount, if any, equal to (i) the Run-Rate Free Cash Flow of the LLC as of the end of the calendar quarter ending prior to the applicable Purchase Date (i.e., the calendar quarter ending on December 31) (the "Put/Call Measurement Date"), minus (ii) the Operating Shortfall as of such Put/Call Measurement Date, minus (iii) the excess, if any, of the Manager Member Excess Loss Allocations as of such Put/Call Measurement Date over the allocations under Section 4.2(b)(ii) to the Manager Member that were made during the twelve (12) months ending on the last day of the calendar quarter in which such Put/Call Measurement Date occurs, multiplied by (B) a fraction, the numerator of which is the number of outstanding LLC Points to be purchased from such Non-Manager Member on the Purchase Date and the denominator of which is the total number of LLC Points outstanding on the Purchase Date before giving effect to any Puts or Calls or any issuances or redemptions of LLC Points on such Purchase Date, but including as outstanding LLC Points all Reserved Points.

            (f) In the case of any Put pursuant to the provisions of Section 7.1(b) or Section 7.1(c) hereof, the Put Price shall be paid by AMG (or, if AMG shall have assigned its obligation pursuant to paragraph (g) below, the assignee(s) thereof) on the relevant Purchase Date by wire transfer or certified check issued to such Non-Manager Member or Transferee, in each case, against delivery of such documents or instruments of Transfer as may reasonably be requested by AMG or the assignee or assignees thereof, as applicable, and in each case including representations that at the effective time of such transaction the Non-Manager Member or Transferee thereof making such Transfer is the record and beneficial owner of the LLC Interests being Put, free and clear of any Encumbrances other than those imposed by this Agreement.

            (g) AMG may, with consent of the Management Board, assign any or all of its rights and obligations to purchase LLC Interests under this Section 7.1, in one or more instances, to the LLC or, if AMG shall have made a pro-rata offer to the Non-Manager Members, to such Non-Manager Members as accept such offer. In addition, AMG may, without the consent of the Management Board assign any or all of its rights and obligations to purchase LLC Interests under this Section 7.1, in one or more instances, to the Manager Member or any other wholly-owned direct or indirect subsidiary of AMG provided that AMG is not released from its obligations under this Section 7.1 and remains liable therefor, provided further that in the event such assignee is a wholly-owned direct or indirect subsidiary of AMG and thereafter ceases to be so owned (for any reason other than after foreclosure on a pledge of securities), such assignee shall reassign to AMG or the Manager Member all LLC Interests so acquired.

            (h) As of any Purchase Date, the Non-Manager Member or Transferee thereof making such Transfer shall cease to hold the LLC Interests purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account and shall no longer have any rights with respect to such portion of his LLC Interests. Each Transferee of a Non-Manager Member shall be required to Put such number of LLC Points at such times as may be directed by the Transferor Non-Manager Member (subject to the restrictions set forth in Sections 7.1(b), 7.1(c) and 7.1(d) which shall continue to apply as if the LLC Points were held by the Transferor Non-Manager Member.

      SECTION 7.2 CALLS.

            (a) The Manager Member may, subject to the terms and conditions set forth in this Section 7.2, cause each Non-Manager Member to sell portions of the LLC Interests held by each such Non-Manager Member in the LLC (each a "Call").

            (b) The Manager Member may cause each Non-Manager Member (and any Transferee thereof) to sell up to twenty percent (20%) of the highest total number of LLC Points (excluding any Reserved Points) held by such Non-Manager Member at any time, to the Manager Member on any Purchase Date starting with the first Purchase Date which is after the 65th birthday of such Non-Manager Member.

            (c) If the Manager Member desires to exercise its rights under
Section 7.2(b), it shall give each Non-Manager Member and the LLC irrevocable written notice (a "Call Notice") on or prior to the immediately preceding Notice Deadline, stating that it is electing to exercise such rights, the Non-Manager Member with respect to whom the Call is being exercised and the number of LLC Points to be purchased in the Call.

            (d) The purchase price for a Call (the "Call Price") shall be an amount (which is intended to be a proxy for fair market value) equal to (A) eight and one-half (8.5) multiplied by the amount, if any, equal to (i) the Run-Rate Free Cash Flow of the LLC as of the applicable Put/Call Measurement Date, minus (ii) the Operating Shortfall as of such Put/Call Measurement Date, minus (iii) the excess, if any, of the Manager Member Excess Loss Allocations as of such Put/Call Measurement Date over the allocations under Section 4.2(b)(ii) to the Manager Member that were made during the twelve (12) months ending on the last day of the calendar quarter in which such Put/Call Measurement Date occurs, multiplied by (B) a fraction, the numerator of which is the number of outstanding LLC Points to be purchased from such Non-Manager Member on the Purchase Date and the denominator of which is the total number of Reserved Points and LLC Points outstanding on the Purchase Date before giving effect to any Puts or Calls or any issuances or redemptions of LLC Interests on such Purchase Date.

            (e) As of any Purchase Date, the Non-Manager Member (and its Transferees to the extent applicable) selling LLC Points under this Section 7.2 shall cease to hold the LLC Interests purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account and shall no longer have any rights with respect to such portion of its LLC Interests.

      SECTION 7.3 REPURCHASE UPON TERMINATION OF EMPLOYMENT OR TRANSFER BY OPERATION OF LAW.

            (a) In the event that the employment by the LLC of any Non-Manager Member other than Clark terminates for any reason, then:

                  (i) if the termination of the Non-Manager Member occurred
            because of the death or Permanent Incapacity of such Non-Manager Member and the LLC has purchased key-man life or lump-sum disability insurance on such Non-Manager Member, the LLC shall purchase and the Non-Manager Member (and any Transferees thereof who have not been admitted as Non-Manager Members) (together a "Repurchased Member") shall sell to the LLC for cash, that number of LLC Points then held by such Repurchased Member (before taking into account any Repurchase hereunder) the Repurchase Price of which is equal to the cash proceeds of any key-man life insurance policies or lump-sum disability insurance policies, as applicable, maintained by the LLC on the life or health of such Non-Manager Member (an "LLC Repurchase"), and

                  (ii) in each other such case (and, in the case of the death or
            Permanent Incapacity of a Non-Manager Member, to the extent the Repurchase Price exceeds the proceeds described in clause (i) of this Section 7.3(a) (determined after all such proceeds have been collected)), AMG shall purchase and the Repurchased Member shall sell (each a "Manager Member Repurchase") all (or, in the case of the death or Permanent Incapacity of a Non-Manager Member, such remaining portion as is not required to be purchased by the LLC under clause (i) of this Section 7.3(a)) of the LLC Points held by the Repurchased Member, in each case, pursuant to the terms of this
            Section 7.3. For purposes hereof, each LLC Repurchase and each

            Manager Member Repurchase together with the related LLC Repurchase, if any, is referred to as a "Repurchase."

            (b) The closing of the Repurchase will take place on a date set by AMG (the "Repurchase Closing Date"), which shall be within sixty (60) days after the last day of the calendar quarter in which the Non-Manager Member's employment with the LLC is terminated or, if longer, fifteen (15) days after AMG receives the information necessary to calculate the Repurchase Price; provided, however, that if the employment by the LLC of such Non-Manager Member is terminated because of the death or Permanent Incapacity of such Non-Manager Member and the LLC or AMG has purchased key-man life or lump-sum disability insurance on such Non-Manager Member, then the Repurchase Closing Date shall be a date set by AMG which is as soon as reasonably practicable after the LLC or AMG has received all proceeds of all key-man life insurance policies or disability insurance policies, as applicable, maintained by the LLC on the life or health of such Non-Manager Member; and, provided, further, that it shall be a condition precedent to any Repurchase of LLC Interests from an Original Principal that such Non-Manager Member (or his heirs and assigns), the LLC and the Offshore Funds shall have complied with the provisions of Section 5.7 hereof.

            (c) The purchase price for the Repurchase (the "Repurchase Price") shall be determined as follows: the Repurchase Price shall be calculated as of the last day of the calendar quarter in which the termination of such Non-Manager Member's employment occurs and shall equal (which is intended to be a proxy for fair market value) (A) eight and one-half (8.5) multiplied by the amount, if any, equal to (x) the Run Rate Free Cash Flow as of such date, minus
(y) the Operating Shortfall as of such date, minus (z) the excess, if any, of the Manager Member Excess Loss Allocations as of such date over the allocations under Section 4.2(b)(ii) to the Manager Member that were made during the twelve
(12) months ending on the last day of the calendar quarter in which such date occurs, multiplied by (B) a fraction, the numerator of which is the number of LLC Points being purchased from such Non-Manager Member in the Repurchase, and the denominator of which is the sum of the Reserved Points and the number of LLC Points outstanding on the Repurchase Closing Date (before giving effect to any issuances or redemptions of LLC Interests on such date); provided, however, that if the termination or cessation giving rise to such Repurchase is other than death or Permanent Incapacity (or, in the case of Shrager or Wyckoff, in the event of a unilateral termination of employment by the LLC other than For Cause or Unsatisfactory Performance) and occurs prior to the earliest date on which such Person could have commenced Retirement, then the multiple set forth in clause (A) above shall be three (3) rather than eight and one-half (8.5); and provided further, that if a Repurchase described in the immediately preceding proviso occurs prior to the fifth (5th) anniversary of the Effective Date, the Repurchase Price determined therefor shall be reduced by an amount equal to the product of (x) the excess of the Capital Account of the Manager Member immediately after the Effective Date over reductions therein due to amortization of the purchase price of the LLC Interests acquired by the Manager Member on the Effective Date multiplied by (y) a fraction the numerator of which is the number of LLC Points subject to this adjustment and the denominator of which is 100; and provided, further, however, that the Repurchase Price with respect to Shrager or Wyckoff shall in no event be less than the lesser of (i) the amount originally paid by such Non-Manager Member for his LLC Interest and (ii) three and three quarters (3.75) multiplied by the Run Rate Free Cash Flow as of the Repurchase Closing

Date multiplied by a fraction, the numerator of which is the number of LLC Points being purchased from such Non-Manager Member in the Repurchase, and the denominator of which is the sum of the Reserved Points and the number of LLC Points outstanding on the Repurchase Closing Date (before giving effect to any issuances or redemptions of LLC Interests on such date).

            (d) The rights of AMG, the LLC and their assignees hereunder are in addition to and shall not affect any other rights which the Manager Member, the LLC or their assigns may otherwise have to repurchase LLC Interests (including, without limitation, pursuant to any agreement entered into by an Additional Non-Manager Member which provides for the vesting of LLC Points).

            (e) On the Repurchase Closing Date, AMG and/or the LLC (as applicable) shall pay to the Repurchased Member the Repurchase Price for the LLC Interests repurchased in the manner set forth in this Section 7.3, and upon such payment the Repurchased Member shall cease to hold any LLC Interests, and such Repurchased Member shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder; provided, however, that the provisions of Article III and Sections 10.4, 10.5 and 10.6 shall continue as set forth therein. On the Repurchase Closing Date, the Repurchased Member and the LLC (and if AMG is purchasing LLC Interests from the Repurchased Member, AMG) (or their assignees) shall execute an agreement reasonably acceptable to AMG in which the Repurchased Member represents and warrants to AMG and/or the LLC, as applicable (or their assignees), that it has sole record and beneficial title to the Repurchased Interest, free and clear of any Encumbrances at the date of the transaction other than those imposed by this Agreement. Payment of the Repurchase Price shall be made on the Repurchase Closing Date as follows: (i) in the case of termination of employment of an Original Principal or, in the case of any other Non-Manager Member, because of death or Permanent Incapacity of such Non-Manager Member (to the extent of the collected proceeds of any insurance policies under which the LLC or the Manager Member is the beneficiary upon the death or Permanent Incapacity of such Non-Manager Member), by wire transfer of immediately available funds to an account designated by the Repurchased Member in writing at least three (3) business days prior to the Repurchase Closing Date, and (ii) in the case of any other termination of employment of a Non-Manager Member who is not an Original Principal other than a Retirement (but including a termination of employment because of Permanent Incapacity to the extent the obligation exceeds the proceeds of any key-man disability insurance policies described above), with a promissory note in the form attached hereto as Exhibit C, the principal of which promissory note would be paid in four (4) equal installments, the first installment would be paid on the Repurchase Date, and the second, third and fourth installments would be paid fourteen (14) months, twenty-six (26) months and thirty-eight (38) months, respectively, after the first installment.

            (f) AMG may, with the consent of the Management Board, assign any or all of its rights and obligations under this Section 7.3, in one or more instances, to the LLC; provided, that the foregoing shall have no effect on the LLC's obligation set forth in Section 7.3(a)(i) regarding the use of the proceeds of a key-man life or disability insurance policy. In addition, AMG may, without the consent of the Management Board assign any or all of its rights and obligations to purchase LLC Interests under this Section 7.3, in one or more instances, to the Manager Member or any other wholly-owned subsidiary of AMG provided that AMG is not released from its obligations under this Section 7.3 and remains liable therefor, and provided further that in the event such assignee is a wholly-owned direct or indirect subsidiary of AMG and thereafter ceases to be so owned (for any reason other than after foreclosure on a pledge of securities), such assignee shall reassign to AMG or the Manager Member all LLC Interests so acquired.

            (g) In the event that a Non-Manager Member or a Transferee thereof is required to sell its LLC Interests pursuant to the provisions of this Section 7.3, and in the further event that such Non-Manager Member or any Transferee thereof refuses to, is unable to, or for any reason fails to, execute and deliver the documents required by this Section 7.3, the LLC or AMG, as applicable (or their respective assign(s)) may deposit the purchase price, if any, therefor (including cash and/or promissory notes) with any bank doing business within fifty (50) miles of the LLC's principal place of business, or with the LLC's accounting firm, as agent or trustee, or in escrow, for such Non-Manager Member or Transferee, to be held by such bank or accounting firm for the benefit of and for delivery to such Non-Manager Member or Transferee. Upon such deposit by the LLC or AMG (or their respective assign(s)) and upon notice thereof given to such Non-Manager Member or Transferee, such Non-Manager Member's LLC Interests shall be deemed to have been Transferred to the LLC or AMG (or their assign(s)), as applicable, the Non-Manager Member and/or any such Transferee shall have no further rights with respect thereto (other than the right to withdraw any payment therefor held in escrow), and AMG shall record such Transfer or repurchase on Schedule A hereto.

      SECTION 7.4 ELECTION RIGHTS OF MANAGER MEMBER TO PAY IN SHARES OF AMG
STOCK.

            (a) If AMG has, at the time of a Put or a Repurchase completed a registration of shares of its common stock for sale under the Securities Act (other than a registration on Form S-8 or its then equivalent form) or a registration effected solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration on a form not available for registering securities for sale to the public (a "Public Offering"), then AMG may elect to pay all or a portion of the Put Price for the relevant Put, or Repurchase Price for the Repurchase in shares of AMG's Common Stock (the "AMG Stock") in accordance with the provisions of this Section 7.4. If AMG elects to pay a portion of the Put Price or Repurchase Price in shares of AMG Stock in accordance with the provisions of this Section 7.4, the portion of the consideration which is paid in AMG Stock shall reduce the cash portion of the Put Price or Repurchase Price.

            (b) An election under this Section 7.4 must be made by AMG at least sixty (60) days prior to the relevant Purchase Date, by giving written notice to the LLC and the Non-Manager Member who has exercised a Put or Repurchased Member, as applicable, of such election, which election, once made, shall only be revocable within thirty (30) days after being made.

            (c) The number of shares of AMG Stock to be issued upon exercise of the Put, or upon the Repurchase shall equal the quotient obtained by dividing the portion of the Put Price or Repurchase Price (as applicable) payable in AMG Stock by AMG's Average Stock Price, where:

                  (i) "AMG's Average Stock Price" is defined to mean the average
            (arithmetic mean) Stock Price of AMG Stock during the forty (40) trading days prior to the date of the closing of the Put or Call or Repurchase; and

                  (ii) "Stock Price" is defined to mean, for any day, the
            closing price for the AMG Stock, which shall be the last sale price or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or other market on which the AMG Stock is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security reasonably selected by the Board of Directors of AMG; provided, however, that if at the time AMG makes such election, the product of AMG's Average Stock Price multiplied by the number of shares of AMG Stock owned beneficially by persons who are not executive officers or directors of AMG or entities which are currently beneficial owners of more than ten percent (10%) of AMG Stock within the meaning of Rule 16a-1 of the Exchange Act does not exceed five hundred million dollars ($500,000,000), then the Stock Price shall be reduced by an illiquidity factor, if any, determined by an investment banking firm reasonably acceptable to the Manager Member and the Management Board.


In the event that there is any stock split (or reverse stock split), stock dividend or other similar event, equitable and appropriate adjustments shall be made in the application of the foregoing calculation of AMG's Average Stock Price to take account of such event.

            (d) The maximum portion of the Put Price or Repurchase Price payable in AMG Stock without the consent of the Non-Manager Member (or his estate or representative) shall be 100% minus the maximum combined federal, state and local marginal tax rate applicable to sales of capital assets held by such Non-Manager Member for the period he held such interests; provided, however, that such portion shall be 0% if a stockholder of the Manager Member on the Effective Date beneficially has purchased more than 40% of the outstanding AMG Stock other than in connection with an investment (by merger or otherwise) by AMG or if the Non-Manager Member has died and the AMG Stock to be received by his estate, heirs, beneficiaries or Transferees is not immediately salable without registration or any other restriction.

      SECTION 7.5 CLASS B PUTS; INCREASE IN FREE CASH FLOW PERCENTAGE.

            (a) Each Non-Manager Member holding Class B Points may cause AMG to purchase all (and not less than all) of such Class B Points for the Class B Payment on any one Purchase Date on or after the tenth (10th) anniversary of the Effective Date (a "Class B Put

Date"), subject to and in accordance with the terms and conditions set forth in this Section 7.5 (each, a "Class B Put"). Upon the closing of any such Class B Put as of the Class B Put Date, the Class B Points purchased by AMG shall be automatically converted into that number of new LLC Points as is specified below, and the Free Cash Flow Percentage shall thereafter be increased as provided herein.

            (b) Each Non-Manager Member who has been issued Class B Points pursuant to this Agreement, as set forth on Schedule A hereto (and as amended from time to time), is entitled, upon exercise of the Class B Put, to the corresponding Class B Value. For purposes of this Section 7.5, the "Class B Value" shall mean, as of any Class B Put Date, (i) the Class B Interest as of the end of the fiscal year ending on or most recently prior to the applicable Class B Put Date, if any, multiplied by (ii) a fraction, the numerator of which is the total number of Class B Points held by such Non-Manager Member, and the denominator of which is the aggregate number of Class B Points outstanding as of such Class B Put Date immediately prior to exercise of such Class B Put.

            (c) If a Non-Manager Member desires to exercise its Class B Put, it shall give AMG each other Non-Manager Member and the LLC irrevocable written notice (a "Class B Notice") (together, in the case of an Original Principal, with his notice of Retirement) on or prior to the preceding December 31 (the "Class B Notice Deadline") stating that he is electing to exercise such Class B Put.

            (d) Upon the first Class B Put Date immediately following delivery of a Class B Notice, AMG shall pay the Non-Manager Member exercising his Class B Put an amount (the "Class B Payment") equal to such Non-Manager Member's Class B Value as of such Class B Put Date multiplied by eight and one-half (8.5). Upon payment of the Class B Payment as of such Class B Put Date, the Non-Manager Member who has exercised his Class B Put shall cease to hold any Class B Points and shall no longer have any rights hereunder with respect to such Class B Points.

            (e) Immediately upon payment of the Class B Put Payment to the Non-Manager Member exercising his Class B Put,

                  (i) the Class B Points purchased by AMG shall automatically convert into that number of new LLC Points equal to the product of
            (x) the aggregate number of LLC Points (excluding Reserved Points, if any) outstanding immediately prior to the applicable Class B Put Date and (y) a fraction, the numerator of which is such Non-Manager Member's Class B Value as of such Class B Put Date, and the denominator of which is the Free Cash Flow for the preceding fiscal year; and

                  (ii) the Free Cash Flow Percentage shall be increased to an amount equal to the sum of (x) the Free Cash Flow Percentage immediately prior to the applicable Class B Put Date and (y) a fraction, the numerator of which is such Non-Manager Member's Class B Value as of such Class B Put Date, and the denominator of which is the Revenues From Operations for the preceding fiscal year.

            (f) The Class B Payment shall be paid by AMG (or its assigns) on the relevant Class B Put Date either (i) by wire transfer or certified check issued to such Non-Manager Member, or (ii) subject to the limitations set forth in
Section 7.4 with respect to Puts, at the election of AMG if AMG has, at that time, completed a Public Offering, by the delivery to such Non-Manager Member of that number of shares of AMG Stock as it would be required to deliver under
Section 7.4(c) if the Class B Payment were the Put Price and the Class B Put Date were the Purchase Date, in each case, immediately following AMG's receipt of any documentation it may deem necessary to evidence the conversion of the Class B Point into additional LLC Points and the increase in the Free Cash Flow Percentage, including, without limitation, an acknowledgment of the foregoing executed by each of the Members of the LLC.

            (g) In the event that the employment by the LLC of any Non-Manager Member terminates for any reason at any time on or after the tenth (10th) anniversary of the Effective Date, then such Non-Manager Member (or his or her estate, heirs or legal representatives, as the case may be) may cause AMG to purchase all (and not less than all) of the Class B Points held by such Non-Manager Member as of the date of such termination (with respect to which no Class B Notice had previously been given to AMG) for the Class B Payment on the Class B Put Date immediately following the date of such termination, subject to and in accordance with the terms and conditions set forth herein. For purposes of applying this clause (g) only, each reference to "Non-Manager Member" in the other clauses of this Section 7.5 (other than clause (h) of this Section 7.5) shall be deemed to include the estate, heirs and legal representatives of any such Non-Manager Member, and, except for purposes of Section 7.5(h) hereof, any purchase of Class B Points pursuant to this clause (g) shall be included within the definition of "Class B Put." In the event that the employment by the LLC of any Non-Manager Member terminates for any reason at any time prior to the tenth
(10th) anniversary of the Effective Date, then any Class B Points held by such Non-Manager Member as of the date of such termination shall be automatically canceled and shall be null and void, and such Non-Manager Member (and his or her estate, heirs or legal representatives, as applicable) shall no longer have any rights hereunder with respect to such Class B Points.

            (h) If a Non-Manager Member who has previously exercised his Class B Put thereafter (i) exercises a Put under Section 7.1 hereof, (ii) is subject to a Call under Section 7.2 hereof, or (iii) is subject to a Repurchase under
Section 7.3 hereof, then, the following shall occur:

                  (i) AMG shall determine whether, as of the effective date of such Put, Call or Repurchase after giving pro-forma effect to such Put, Call or Repurchase, the Class B Interest in the aggregate (the "Pro-Forma Class B Interest") is greater than zero (0);

                  (ii) If the Pro-Forma Class B Interest is greater than zero
            (0), then on the first Class B Put Date following the closing of such Put, Call or Repurchase, AMG shall pay to such Non-Manager Member an amount equal to (x) eight and one-half (8.5), multiplied by (y) such Pro-Forma Class B Interest minus the actual Class B Interest as of the effective date of such Put, Call or Repurchase, multiplied by (z) a fraction, the numerator of which is the number of Class B Points held by such Non-Manager Member immediately prior to his

            Class B Put, and the denominator of which is the sum of the number of Class B Points outstanding as of the effective date of such Put, Call or Repurchase together with the number of Class B Points held by such Non-Manager Member immediately prior to his Class B Put;

                  (iii) Upon such payment, a number of new LLC Points shall be issued to AMG as is equal to (x) the product of the aggregate number of LLC Points (and Reserved Points, if any) outstanding and (y) a fraction, the numerator of which is the product of subclauses (y) and (z) under clause (ii) above, and the denominator of which is such product, plus the Free Cash Flow for the fiscal year preceding the date of the payment under clause (ii) above;

                  (iv) The Free Cash Flow Percentage shall then also be
            increased to an amount equal to the sum of (x) the Free Cash Flow Percentage immediately prior to the payment under clause (ii) above and (y) a fraction (expressed as a percentage), the numerator of which is the product of subclauses (y) and (z) under clause (ii) above, and the denominator of which is Revenues From Operations for the preceding fiscal year; and

                  (v) AMG may, without the consent of the Management Board or any Member, assign any or all of its rights and obligations under this
      Section 7.5, in one or more instances, to the Manager Member or any other wholly-owned subsidiary of AMG, provided that AMG is not released from its obligations under this Section 7.5 and remains liable therefor.

                  ARTICLE VIII - DISSOLUTION AND TERMINATION.

      SECTION 8.1 NO DISSOLUTION. The LLC shall not be dissolved by the admission of Additional Non-Manager Members, substitute Non-Manager Members or substitute Manager Members or by the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member of the LLC.

      SECTION 8.2 EVENTS OF DISSOLUTION. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

            (a) a date designated in writing by the Manager Member with the consent of the Management Board; or

            (b) upon the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

      SECTION 8.3 NOTICE OF DISSOLUTION. The Manager Member shall promptly notify the Members of any dissolution of the LLC pursuant to Section 8.2 hereof or otherwise pursuant to the Act.

      SECTION 8.4 LIQUIDATION. Upon the dissolution of the LLC, the Manager Member, or if there is none, the Person or Persons approved by the holders of more than fifty percent (50%) of the LLC Points then outstanding (including the Person that was the Manager Member) shall carry out the winding up of the LLC (in such capacity, the "Liquidating Trustee") and shall immediately commence to wind up the LLC's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in allocations and distributions during liquidation in the same proportions, as specified in
Article IV hereof, as before liquidation. The proceeds of liquidation shall be distributed as set forth in Section 4.5 hereof.

      SECTION 8.5 TERMINATION. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in Section 4.5 hereof and the Certificate shall have been canceled in the manner required by the Act.

      SECTION 8.6 CLAIMS OF THE MEMBERS. All Members and former Members shall look solely to the LLC's assets for any return of their Capital Contributions and if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the LLC or any other Member.


                       ARTICLE IX - RECORDS AND REPORTS.

      SECTION 9.1 BOOKS AND RECORDS. The LLC shall, and the Non-Manager Members who are members of the Management Board shall use all commercially reasonable efforts to cause the LLC to, keep complete and accurate books of account with respect to the operations of the LLC, prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied. Such books shall reflect that the LLC Interests have not been registered under the Securities Act, and that the LLC Interests may not be Transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement, as applicable. Such books shall be maintained at the principal office of the LLC in New York, New York or at such other principal place of business as determined pursuant to Section 2.5 hereof.

      SECTION 9.2 ACCOUNTING. The LLC's books of account shall be kept on the accrual method of accounting, or on such other method of accounting as the Manager Member may from time to time determine, with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each LLC fiscal year. The taxable year of the LLC shall be the twelve (12) months ended December 31 or such other taxable year as the Manager Member may designate, with the written advice of the Independent Public Accountants.

      SECTION 9.3 FINANCIAL AND COMPLIANCE REPORTS. The LLC shall, and each Non-Manager Member who is a member of the Management Board shall use all commercially reasonable efforts to cause the LLC to, furnish to the Manager Member each of the following:

            (a) within ten (10) days after the end of each month and each fiscal quarter, an unaudited financial report of the Revenues From Operations of the LLC and the net assets of each Offshore Fund on each date as of which the net assets thereof were determined during such period, which report shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting, consistently applied (except that the financial report may (i) be based on estimates to the extent actual data is not available and be subject to adjustments of such estimates within seventeen (17) days after the end of each month and each fiscal quarter, (ii) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and (iii) not contain all notes thereto which may be required in accordance with generally accepted accounting principles) and shall be certified by the most senior financial Officer of the LLC to have been so prepared;

            (b) as soon as practicable and in any event within seventeen (17) days after the end of each month and each fiscal quarter, a report prepared in a similar manner and certified by the most senior financial Officer of the LLC to have been so prepared, which shall include:

                  (i) statements of operations, changes in Members' Capital Accounts and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

                  (ii) a balance sheet as of the last day of such month or quarter; and

                  (iii) with respect to the quarterly financial report, a detailed computation of Free Cash Flow for such quarter;

            (c) within fifteen (15) days after the end of each fiscal year of the LLC, a financial report of Revenues From Operations of the LLC for such year and the net assets of each Offshore Fund on each date as of which the net assets thereof were determined during such year, in each case, as to which the audit procedures applicable to such item shall have been performed by Independent Public Accountants satisfactory to the Manager Member;

            (d) within seventeen (17) days after the end of each fiscal year of the LLC or within such other time as the Manager Member and the Management Board agree, audited financial statements of the LLC, which shall include statements of operations, changes in Members' Capital Accounts and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied, certified by Independent Public Accountants satisfactory to the Manager Member;

            (e) if requested by the Manager Member, within twenty-five (25) days after the end of each calendar quarter, the LLC's operating budget for each of the next four (4) fiscal quarters, in such form and containing such estimates as may be requested by the Manager Member from time to time;

            (f) copies of all financial statements, reports, notices, press releases and other documents released to the public;

            (g) as promptly as is reasonably possible following request by the Manager Member from time to time, such operations and/or performance data as may be requested; and

            (h) any other financial or other information available to the Officers as the Manager Member shall have reasonably requested on a timely basis.

      SECTION 9.4 MEETINGS.

            (a) The LLC and its Officers shall hold such regular meetings at the LLC's principal place of business with representatives of the Manager Member not more frequently than quarterly (except in special circumstances) as may be reasonably requested by the Manager Member from time to time. These meetings shall be attended (either in person or by telephone) by such of the Officers and other employees of the LLC as may be reasonably requested by the Manager Member or any of the Officers. The LLC will reimburse the reasonable travel expenses of any representative of the Manager Member who attends each such meeting.

            (b) At each meeting, the Officers shall make such presentations regarding the LLC and its performance, operations and/or budgets as may be reasonably requested by the Manager Member, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the LLC, and the attendees at the meeting shall discuss and consider such proposals and suggestions.

      SECTION 9.5 TAX MATTERS.

            (a) The Manager Member shall cause to be prepared and filed on or before the due date (or any extension thereof) Federal, state, local and foreign tax or information returns required to be filed by the LLC and shall provide to the other Members, as soon as reasonably practicable following the close of each taxable year of the LLC, any information which the Manager Member has which is necessary to allow the Members to timely prepare and file any federal, state or local income tax returns (including IRS Schedule K-1). The Manager Member, to the extent that LLC funds are available, shall cause the LLC to pay any taxes payable by the LLC (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes (except that UBT shall be paid out of Free Cash Flow, except to the extent UBT is allocated pursuant to the provisions of Section 4.6(g) hereof to Non-Manager Members in respect of such guaranteed payments and bonus payments or by operation of the proviso of the first sentence of Section 4.6(g)), are to be treated as operating expenses of the LLC to be paid from Operating Cash Flow); provided that the Manager Member shall not be required to cause the LLC to pay any tax so long as the Manager Member or the LLC is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC and adequate reserves therefor have been set aside by the LLC. Neither the LLC nor any Non-Manager Member shall do anything or take any action which would be inconsistent with the foregoing or with the Manager Member's actions as authorized by the foregoing provisions of this Section 9.5(a). Each Non-Manager Member shall cooperate with the Manager Member in causing the LLC to make an election under Section 754 of the Code with respect to its fiscal year ended on the Effective Date.

            (b) The Manager Member shall be the "tax matters partner" for the LLC pursuant to Sections 6221 through 6233 of the Code.


            ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION.

      SECTION 10.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Covered Person.

      SECTION 10.2 EXCULPATION.

            (a) No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, bad faith, willful misconduct or a breach of this Agreement or, in the case of a Non-Manager Member, the Non-Solicitation Agreement to which he is a party.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC of such Covered Person.

      SECTION 10.3 FIDUCIARY DUTY.

            (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, a Covered Person acting under this Agreement shall not be liable to the LLC or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager Member and any other Member the resolution or manner of resolution of which is not specifically provided for herein, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Manager Member shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Manager Member shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager Member, the resolution, action or term so made, taken or provided by the Manager Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager Member at law or in equity or otherwise.

            (c) Whenever in this Agreement the Manager Member is permitted or required to make a decision (i) in its "sole discretion" or under a grant of similar authority or latitude, the Manager Member shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other Person, or (ii) in its "good faith", "reasonable discretion" or under another express standard, the Manager Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

            (d) Wherever in this Agreement a factual determination is called for and the applicable provision of this Agreement does not indicate what party or parties are to make the applicable factual determination, and/or the applicable standard to be used in making the factual determination, such determination shall be made by the Manager Member in the exercise of its good faith discretion.

      SECTION 10.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including any amounts paid in settlement of any such claims) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, bad faith, willful misconduct or a breach of this Agreement, the Purchase Agreement or, in the case of the Non-Manager Member, the Non-Solicitation Agreement to which he is a party; provided, however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability to provide indemnity on account thereof.

      SECTION 10.5 NOTICE; OPPORTUNITY TO DEFEND AND EXPENSES.

            (a) Promptly after receipt by any Covered Person from any third party of notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in any loss, damage or claim with respect to which the Covered Person might be entitled to indemnification from the LLC under Section 10.4, the Covered Person shall give notice thereof (the "Claims Notice") to the LLC; provided, however, that a failure to give such notice shall not prejudice the Covered Person's right to indemnification hereunder except to the extent that the LLC is actually prejudiced thereby. The Claims Notice shall describe the

Asserted Liability in such reasonable detail as is practicable under the circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the loss or damage that has been or may be suffered by the Covered Person.

            (b) The LLC may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the LLC and a Covered Person, or more than one Covered Persons, and the LLC is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Covered Person may engage separate counsel at the expense of the LLC. If the LLC elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the LLC, in the compromise of, or defense against, such Asserted Liability. If the LLC elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Covered Person may pay, compromise or defend such Asserted Liability all at the expense of the Covered Person. Except as set forth in the preceding sentence, neither the LLC nor the Covered Person may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the LLC and the Covered Person may participate at their own expense, in the defense of such Asserted Liability. If the Covered Person chooses to participate in the defense of any claim, the Covered Person shall make available to the LLC any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the LLC.

            (c) If the LLC elects not to compromise or defend an Asserted Liability, or fails to notify the Covered Person of its election as above provided, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any Asserted Liability, shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon satisfaction of any conditions required by applicable law and receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof. The LLC may, if the Manager Member deems it appropriate, require any Covered Person for whom expenses are advanced, to deliver adequate security to the LLC for his obligation to repay such indemnification.

      SECTION 10.6 MISCELLANEOUS.

            (a) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which a Covered Person may be entitled. Nothing contained in this Article X shall limit any lawful rights to indemnification existing independently of this Article X.

            (b) The indemnification rights provided by this Article X shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of a Covered Person and any officers, directors, partners, shareholders, employees and Affiliates of such Covered Person (and any former officer, director, member, shareholder or employee of such Covered Person, if the loss, damage or claim was incurred while such person was an officer, director, member, shareholder or employee of such Covered Person). The Manager Member or the Management Board may extend the indemnification called for by Section 10.4 to non-employee agents of the LLC, the Manager Member or its Affiliates.


                          ARTICLE XI - MISCELLANEOUS.

      SECTION 11.1 NOTICES. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement ("Notices") shall be in writing, signed by the Person or Persons giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered or certified mail, or by commercial courier to the other Members, at their addresses set forth on the signature pages hereof or on Schedule A hereto, or at such other addresses as may be supplied by written notice given in conformity with the terms of this Section 11.1. All Notices to the LLC shall be made to the Manager Member at the address set forth on the signature pages hereof or on Schedule A hereto, with a copy (which shall not constitute notice) to the President of the LLC at the principal offices of the LLC. The date of any such personal or facsimile delivery or the date of delivery by an overnight courier or the date five (5) days after the date of mailing by registered or certified mail, as the case may be, shall be the date of such notice.

      SECTION 11.2 SUCCESSORS AND ASSIGNS. Subject to the restrictions on Transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

      SECTION 11.3 AMENDMENTS. No amendments may be made to this Agreement without the prior written consent of (i) the Manager Member and (ii) the Management Board, except that in the event that the Manager Member has at any time exercised any of its rights under Section 3.3(b)(iv) with respect to the composition of the Management Board, thereafter no amendments may be made to this Agreement without the prior written consent of (I) the Manager Member and
(II) Non-Manager Members holding not less than a majority of all LLC Points then held by all Non-Manager Members; provided, however, that, in any event without the vote, consent or approval of any other Member, (x) the Manager Member shall make such amendments and additions to Schedule A hereto as are required by the provisions hereof, and (y) the Manager Member may amend this Agreement to correct any printing, stenographic or clerical errors or omissions; provided, further, however, that if at any time the distributions to the Manager Member from the LLC hereunder are less than thirty percent (30%) of the unconsolidated gross revenues of AMG, upon the written request of the Management Board (if the Manager Member has not at such time exercised any of its rights under Section 3.3(b)(iv)) or upon the written request of Non-Manager Members holding not less than a majority of all LLC Points then held by all Non-Manager Members (if the Manager Member has at such time exercised any of its rights under Section 3.3(b)(iv)), the Manager Member and the Management Board shall amend this Agreement to delete Section 3.3(b)(iv). Except as otherwise specifically provided for herein, (a) an amendment or modification changing adversely the rights of a Non-Manager Member with respect to distributions or allocations or Puts, Calls or Repurchases (on a basis that is disproportionate to any changes effected with respect to the rights of other Non-Manager Members holding LLC Interests of the same class) shall be effective only with that Non-Manager Member's consent (unless such change is expressly provided for by this Agreement), (b) an amendment or a modification increasing any liability of a Non-Manager Member to the LLC or the other Members, or adversely affecting the limitation of the liability of a Non-Manager Member with respect to the LLC, shall be effective only with that Non-Manager Member's consent, (c) an amendment or modification reducing the required percentage of LLC Points for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the percentage of LLC Points theretofore required. and (d) an amendment or modification which significantly and adversely affects a particular Non-Manager Member differently from some other Non-Manager Member, shall be effective only with the prior written consent of the Member which would be so affected or with the vote or consent of three quarters (3/4) of the Management Board.

      SECTION 11.4 NO PARTITION. No Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to Transfer or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

      SECTION 11.5 NO WAIVER; CUMULATIVE REMEDIES. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      SECTION 11.6 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Massachusetts before a single arbitrator selected in accordance with
Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

      SECTION 11.7 PRIOR AGREEMENTS SUPERSEDED; CERTAIN AGREEMENTS INCORPORATED HEREIN. This Agreement and the schedules and exhibits hereto supersede the prior understandings and agreements among the parties with respect to the subject matter hereof and thereof. The Employment Agreements, the Non-Solicitation Agreements and the Incentive Program are incorporated herein by reference and form a part of this Agreement; and each of the Members acknowledges and agrees that certain Members (in their capacity as such and/or in their capacity as employees of the LLC), AMG and the LLC are entitled to certain rights and bound by certain obligations under such agreements and program which shall be treated as rights and obligations hereunder.

      SECTION 11.8 CAPTIONS. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      SECTION 11.9 COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

      SECTION 11.10 APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof.

      SECTION 11.11 INTERPRETATION. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine and neuter, whichever shall be applicable.

      SECTION 11.12 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      SECTION 11.13 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of (i) any Member or (ii) the LLC, other than a Member who is also a creditor of the LLC.

      IN WITNESS WHEREOF the Non-Manager Members and the Manager Member have executed and delivered this Limited Liability Company Agreement as of the day and year first above written.

                                MANAGER MEMBER

Name and Signature                           Address

AMG/TBC HOLDINGS, INC.                       c/o Affiliated Managers Group, Inc.
                                             Two International Place, 23rd Floor
                                             Boston, MA  02110
                                             Telephone: (617) 747-3300
By:/s/ Sean M. Healey                        Facsimile: (617) 747-3380
   ------------------------------------
   Name: Sean M. Healey
   Title: President



                              NON-MANAGER MEMBERS

Name and Signature                           Address


/s/ Christopher H. Browne                    c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
Christopher H. Browne                        New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666



/s/ William H. Browne                        c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
William H. Browne                            New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666



/s/ John D. Spears                           c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
John D. Spears                               New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666

/s/ James M. Clark, Jr.                      c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
James M. Clark, Jr.                          New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666




/s/ Thomas Shrager                           c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
Thomas Shrager                               New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666



/s/ Robert Q. Wyckoff, Jr.                   c/o Tweedy, Browne Company LLC
--------------------------                   52 Vanderbilt Avenue
Robert Q. Wyckoff, Jr.                       New York City, New York 10017
                                             Telephone: (212) 916-0600
                                             Facsimile: (212) 916-0666

                                  SCHEDULE A

                      LLC INTERESTS AND CAPITAL ACCOUNTS



MEMBER                                     LLC             RESERVED              CAPITAL              CLASS B
                                         POINTS             POINTS*              ACCOUNT               POINTS
---------------------------------      -----------      --------------      ------------------      ------------
Affiliated Managers Group, Inc.         71.18702              0             $300,000,000.00              0
Christopher H. Browne                    5.89473        2.50667             $ 30,536,467.00         17.40741
John D. Spears                           5.89473        2.50667             $ 30,536,467.00         17.40741
William H. Browne                        5.14222        2.18666             $ 26,638,196.00         15.18518
Thomas Shrager                           1.00000              0                     0                    0
Robert Q. Wyckoff, Jr.                   1.00000              0                     0                    0
James M. Clark, Jr.                      1.88130        0.80000                     0                    0
TOTAL                                   92.00000         8.00000             $387,711,130.00         50.00000
---------------------------------      -----------      --------------      ------------------      ------------



--------

      * Issued to the indicated Member and held for his benefit, subject to sale or transfer pursuant to the Incentive Plan, but not constituting an "LLC Point" until held by a Non-Manager Member other than an Original Principal or Clark.

                                  SCHEDULE B

                       INITIAL MANAGEMENT BOARD MEMBERS


 Christopher H. Browne

 William H. Browne

 John D. Spears

                                  SCHEDULE C

The provisions of this Schedule C are merely illustrative examples and are not a part of the agreement between the parties to the Limited Liability Company Agreement of Tweedy, Browne Company LLC (the "LLC Agreement"). Capitalized terms used in this Schedule have the meanings set forth in the LLC Agreement.

This example assumes that the termination of employment occurs immediately following the Effective Date

This example further assumes that there was no Operating Shortfall or Manager Member Excess Loss Allocations

1)  Calculation of Repurchase Price

(a) MULTIPLE                                 3

(b) RUN RATE FREE CASHFLOW        $ 40,000,000

(c) OPERATING SHORTFALL                      0

(d) MANAGER MEMBER
    EXCESS LOSS ALLOCATIONS                  0

(e)      (a) * ((b)-(c)-(d))      $120,000,000

(f) UNAMORTIZED PORTION OF
    MANAGER MEMBERS CAPITAL
    ACCOUNT                       $300,000,000
                                                                        --------
TOTAL LLC POINTS HELD BY NON MANAGER MEMBERS                            20.81298
                                                                        --------

-----------------------------------------------------------------------------------------------------
                                    Percentage    Repurchase       Allocation of     Repurchase Price
 Member      Partnership Points     Ownership       Price       Unamortized Capital   100% of Points
-----------------------------------------------------------------------------------------------------
AMG             71.187020           71.187020%           N/A                N/A                  N/A
C. Browne        5.894734            5.894734%   $ 7,073,680       $(17,684,201)      $(10,610,520.61)
J. Spears        5.894734            5.894734%   $ 7,073,680       $(17,684,201)      $(10,610,520.61)
W. Browne        5.142215            5.142215%   $ 6,170,658       $(15,426,644)      $ (9,255,986.39)
J. Clark         1.881298            1.881298%           N/A                N/A                   N/A
T. Shrager       1.000000            1.000000%   $ 1,200,000       $ (3,000,000)      $ (1,800,000.00)
R. Wyckoff       1.000000            1.000000%   $ 1,200,000       $ (3,000,000)      $ (1,800,000.00)
Reserve          8.000000            8.000000%           N/A                N/A                   N/A
             ----------------------------------------------------------------------------------------
       TOTAL   100.000000            100.0000%   $22,718,018       $(56,795,046)      $(34,077,027.60)
-----------------------------------------------------------------------------------------------------

Resulting Repurchase Price for each Non-Manager Members' LLC Points is, therefore, zero.